                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
             Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant [X]

    Filed by a Party other than the Registrant [ ]

    Check the appropriate box:

    [ ] Preliminary Proxy Statement

    [X] Definitive Proxy Statement

    [ ] Definitive Additional Materials

    [ ] Soliciting Material Pursuant to Section 240-14a-11(c) or
        Section 240.14a-12


                     Rodman & Renshaw Capital Group, Inc.
- - -------------------------------------------------------------------------------
           (Name of Registrant as Specified in Its Charter)


                     Rodman & Renshaw Group, Capital Inc.
- - -------------------------------------------------------------------------------
               (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

    [X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

    [ ] $500 per each party to the controversy pursuant to Exchange Act
        Rule 14a-6(i)(3).

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transactions applies:

        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

        ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------


    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

    (3) Filing Party:

        ------------------------------------------------------------------------

    (4) Date Filed:

        ------------------------------------------------------------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.

                      RODMAN & RENSHAW CAPITAL GROUP, INC.
                            120 SOUTH LASALLE STREET
                            CHICAGO, ILLINOIS 60603
                                 (312) 977-7800

To Our Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Rodman & Renshaw Capital Group, Inc. (the "Company"), which will be held on Wednesday, June 1, 1994 at 9:00 A.M., Central Standard Time, at the Stouffer Riviere Hotel, 1 West Wacker Drive, Chicago, Illinois.

     This will be the first Annual Meeting of the Company since the acquisition by Abaco Casa de Bolsa, S.A. de C.V., Abaco Grupo Financiero of a majority of the Company's outstanding common stock. Stockholders will be called upon to elect 15 directors of the Company, to approve new Company stock option plans, to approve the terms of the performance goal pursuant to which the Company's new chief executive officer may receive performance-based compensation, to ratify the appointment of Deloitte & Touche as independent auditors for the June 24, 1994 fiscal year, and to act upon such other business as may properly come before the Annual Meeting.

     The Notice of Annual Meeting and Proxy Statement follow herein. Please be assured that we consider it important for your shares to be represented and voted at the Annual Meeting. Please promptly mark, sign and date the enclosed Proxy and return it in the enclosed envelope to ensure that your shares will be represented. If you do attend the Annual Meeting, you may withdraw your Proxy and vote in person, if you wish.

                                          Sincerely,

                                          Jorge Lankenau Rocha
                                          Chairman of the Board

April 25, 1994

                      RODMAN & RENSHAW CAPITAL GROUP, INC.
                            120 SOUTH LASALLE STREET
                            CHICAGO, ILLINOIS 60603
                                 (312) 977-7800

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 1, 1994

TO THE STOCKHOLDERS OF RODMAN & RENSHAW CAPITAL GROUP, INC.:

     The Annual Meeting of Stockholders (the "Annual Meeting") of Rodman & Renshaw Capital Group, Inc., a Delaware corporation (the "Company") will be held on Wednesday, June 1, 1994, at 9:00 A.M., Central Standard Time, at the Stouffer Riviere Hotel, 1 West Wacker Drive, Chicago, Illinois, for the following purposes:

     1. To elect 15 directors to serve until the next Annual Meeting of Stockholders, or until their respective successors have been duly elected and qualified.

     2. To approve the Rodman & Renshaw Capital Group, Inc. Non-Employee Director Stock Option Plan.

     3. To approve the Rodman & Renshaw Capital Group, Inc. 1994 Stock Option Plan.

     4. To approve the terms of the performance goal pursuant to which the Company's new chief executive officer may receive performance-based compensation.

     5. To ratify the appointment of Deloitte & Touche as independent auditors for the Company and its subsidiaries for the June 24, 1994 fiscal year.

     6. To transact such other business as may properly be brought before the Annual Meeting and any adjournments thereof.

     Holders of record of Common Stock of the Company at the close of business on April 15, 1994 will be entitled to notice of and will be eligible to vote on all matters presented at the Annual Meeting and any adjournments thereof. A list of such stockholders will be available for inspection at the Company's executive offices, located at 120 South LaSalle Street, Chicago, Illinois 60603, beginning ten days prior to the Annual Meeting.

                                        By order of the Board of Directors,

                                        James D. Van De Graaff
                                        Secretary
April 25, 1994

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED AT SUCH MEETING. YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON IF YOU ATTEND THE MEETING.

                      RODMAN & RENSHAW CAPITAL GROUP, INC.
                            120 SOUTH LASALLE STREET
                            CHICAGO, ILLINOIS 60603
                                 (312) 977-7800

                           -------------------------

                                PROXY STATEMENT
                           -------------------------

                         Annual Meeting of Stockholders
                                  June 1, 1994
                           -------------------------

     This Proxy Statement and the accompanying Notice of Annual Meeting and form of proxy are being furnished to the stockholders of Rodman & Renshaw Capital Group, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, June 1, 1994, at 9:00 A.M., Central Standard Time, at the Stouffer Riviere Hotel, 1 West Wacker Drive, Chicago, Illinois, and any adjournments thereof, for the purposes set forth in the attached Notice of Annual Meeting. These proxy materials are being mailed on or about April 25, 1994 to holders of record of the Company's Common Stock at the close of business on April 15, 1994.

     A proxy may be revoked by a stockholder prior to its exercise by written notice to the Secretary of the Company, by submission to the Secretary of another proxy bearing a later date or by voting in person at the Annual Meeting. Such notice or later proxy will not affect a vote on any matter taken prior to the receipt thereof by the Company. The mere presence at the Annual Meeting of the stockholder appointing the proxy will not revoke the appointment. If not revoked, a properly executed and returned proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the proxy by the stockholder, or, if no instructions are indicated, will be voted FOR the slate of directors who have been nominated to the Board of Directors for a term ending at the next annual meeting, FOR approval of the Rodman & Renshaw Capital Group, Inc. 1994 Stock Option Plan and the Rodman & Renshaw Capital Group, Inc. Non-Employee Director Stock Option Plan, respectively (collectively, the "Plans"), FOR approval of the terms of the performance goal pursuant to which the Company's new chief executive officer may receive performance-based compensation (the "Performance Goal"), FOR ratification of the appointment of Deloitte & Touche as the Company's independent auditors for the June 24, 1994 fiscal year and, as to any other matter that may be brought before the Annual Meeting, in accordance with the judgment of the person or persons voting the same.

     All expenses incurred in connection with the solicitation of proxies will be borne by the Company. The Company will request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by such persons and will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such materials.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The Company's authorized capital stock consists of 20,000,000 shares of Common Stock, par value $.09 per share ("Common Stock"), and 5,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"). As of March 31, 1994, there were 4,576,837 shares of Common Stock issued and outstanding. As of the same date, there were no shares of Preferred Stock issued and outstanding.

     Holders of record of the Company's Common Stock at the close of business on April 15, 1994 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. Each holder of Common Stock is entitled to one vote per share for the election of directors and on all other matters to be voted on by the

Company's stockholders. Inasmuch as each share of Common Stock is entitled to one vote, the total voting power of all such outstanding shares of Common Stock as of March 31, 1994 was therefore 4,576,837 votes.

     Holders of Common Stock may not cumulate their votes in the election of directors. Therefore, holders of Common Stock entitled to exercise more than 50% of the voting rights are able to elect all of the directors to be elected at each annual meeting, to approve the Plans and the Performance Goal, to ratify the appointment of independent auditors and to cast a sufficient number of votes to control the affairs of the Company subject to a vote of stockholders. Abaco Casa de Bolsa, S.A. de C.V., Abaco Grupo Financiero ("Abaco"), which holds approximately 52% of the outstanding Common Stock, has advised the Company that it intends to vote its shares for the election of the nominees described under the caption "Proposal 1 -- Election of Directors," for approval of the Plans and the Performance Goal and for ratification of the appointment of independent auditors.

     The presence in person or by proxy at the Annual Meeting of the holders of a majority of the issued and outstanding Common Stock shall constitute a quorum. Election of a director requires the affirmative votes of the holders of a plurality of the Common Stock present in person, or represented by proxy, at a meeting (at which a quorum is present). Therefore, the 15 persons receiving the greatest number of votes shall be elected as Directors. Since only affirmative votes count for this purpose, withheld votes will not affect the outcome, except that they will count in determining the presence of a quorum.

     With respect to each of the Plans and ratification of the appointment of independent auditors, a stockholder may mark the accompanying form of proxy to
(i) vote for the matter, (ii) vote against the matter or (iii) abstain from voting on the matter. Assuming that a quorum is present at the Annual Meeting, the affirmative vote of a majority of the shares of stock represented at the Annual Meeting and entitled to vote on the matter is required for approval of each matter. Proxies marked to abstain from voting with respect to any of the matters will have the legal effect of voting against such matter.

     With respect to the Performance Goal, a stockholder may mark the accompanying form of proxy to (i) vote for approval of the Performance Goal,
(ii) vote against approval of the Performance Goal or (iii) abstain from voting on the Performance Goal. Assuming that a quorum is present at the meeting, the affirmative vote of a majority of the shares of stock voted on the matter is required for approval of the Performance Goal. Proxies marked to abstain from voting with respect to this matter will not affect the outcome.

     Proxies submitted by brokers for shares beneficially owned by other persons may indicate that all or a portion of the shares represented by such proxies are not being voted with respect to approval of either or both of the Plans or of the Performance Goal. This is because the rules of the New York Stock Exchange do not permit a broker to vote stock held in street name with respect to these matters in the absence of instructions from the beneficial owner of the stock. The shares represented by broker proxies which are not voted with respect to the Plans, the Performance Goal and ratification of the appointment of independent auditors will not be considered represented at the meeting and entitled to vote on such matters.

     The following table sets forth information concerning the beneficial ownership of the Company's Common Stock by (i) each stockholder owning more than 5% of the outstanding Common Stock, (ii) each director of the Company and each nominee for election as director; (iii) each of the named executive officers (as listed in the Summary Compensation Table below) and (iv) all current directors and executive officers of the Company as a group. The information for Messrs. Chigas, Grant, Kenneth Karmin, Kurt Karmin and Mains is as of January 10, 1994, which is the most recent date for which the Company has such information.

None of such persons is currently employed by the Company and all options granted to them by the Company have been cancelled. The information for all other persons listed on the table is as of March 31, 1994.

                                                                         AMOUNT AND
                                                                         NATURE OF
                                                                         BENEFICIAL       PERCENT
                         IDENTITY OF HOLDER                             OWNERSHIP(1)    OF CLASS(2)
- - ---------------------------------------------------------------------   ------------    -----------
Abaco(3).............................................................     2,363,003        51.63%
- - ---------------------------------------------------
Victor C. Chigas.....................................................        51,125         1.12
Mark J. Grant........................................................        52,278         1.14
Kenneth M. Karmin....................................................       103,479         2.26
Kurt B. Karmin(4)....................................................       303,000         6.61
Norman E. Mains......................................................        35,000            *
- - ---------------------------------------------------
Alexander C. Anderson................................................             0           --
Paul C. Blackman.....................................................         2,075            *
Eduardo Camarena Legaspi(5)..........................................             0           --
Charles W. Daggs, III................................................             0           --
Jorge Antonio Garcia Garza(5)........................................             0           --
Lawrence R. Helfand..................................................        46,751         1.02
Scott H. Lang........................................................        70,635         1.54
Jorge Lankenau Rocha(5)..............................................             0           --
Thomas E. Meade......................................................             0           --
Mauricio Morales Sada(5).............................................             0           --
Richard Pigott.......................................................             0           --
David S. Ruder.......................................................        10,000            *
Peter J. Schild......................................................        18,000            *
Joseph P. Shanahan(5)................................................             0           --
Frederick G. Uhlmann.................................................        37,563            *
All current directors and executive officers as a group (18
  persons)(3)(5).....................................................       188,924         4.13
- - -------------------------

 *  Less than 1%

(1) Includes 48,125 shares of Common Stock of the Company subject to stock options vested under the Company's Incentive Stock Option Plan adopted in 1983, as amended and restated in 1988, and as amended in 1991, and exercisable within 60 days after March 31, 1994. Of those, the following numbers of shares are subject to stock options exercisable within 60 days after March 31, 1994: Mr. Blackman, 2,075; Mr. Helfand, 3,300; Mr. Lang, 11,900; Mr. Schild, 18,000; and Mr. Uhlmann, 3,450. For each of the following persons, the number of shares of Common Stock shown as owned in the table includes shares, as follows, subject to a contract with Abaco dated as of January 10, 1994, under which Abaco will acquire such shares in January, 1995, at a purchase price of $10.50 per share plus interest at 4% per annum: Mr. Helfand, 32,100 shares; Mr. Lang, 21,000 shares; Mr. Schild, 0 shares; and Mr. Uhlmann, 27,000 shares.

(2) Pursuant to the requirements of Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934, percentage ownership is calculated as if the shares subject to immediately exercisable stock options (including options which become exercisable within 60 days) held by the persons identified in the above table had been issued to them and were outstanding, as of March 31, 1994, or within 60 days thereafter.

(3) The address of Abaco is Montes Rocallosos, 505 Sur, Residencial San Agustin, 66260, Garza Garcia, N.L. Mexico. Abaco is the beneficial owner of 51.63% of the Common Stock of the Company. Parent, defined below, also is deemed the beneficial owner of Abaco's Common Stock. Abaco has the right, under the Acquisition Agreement, defined below, to acquire Common Stock from the Company under certain circumstances. See "Change of Control." See also Note 1, above.

(4) Not included are 11,200 shares of Common Stock owned as of January 10, 1994, by the Lonny H. Karmin Trust, the Trustee of which is Lonny H. Karmin, Mr. Kurt B. Karmin's wife. As of that date, Mr. Karmin disclaimed beneficial ownership of said shares.

(5) Not included are 2,363,003 shares held by Abaco, of which the referenced person is a director and/or officer. See "Proposal 1 -- Election of Directors."

CHANGE OF CONTROL

     Pursuant to the Acquisition Agreement dated as of November 17, 1993, (the "Acquisition Agreement") among the Company, Abaco, and Abaco's parent, Abaco Grupo Financiero, S.A. de C.V., a Mexican corporation that owns 99.99% of Abaco ("Parent"), Abaco acquired by purchase in a tender offer consummated on December 22, 1993, at a price of $10.50 per share, net to the sellers in cash, 2,363,003 shares of the Company's Common Stock, as a result of which Abaco is the owner, at March 31, 1994, of 51.63% of the Company's outstanding Common Stock, and controls the Company. The aggregate cost to Abaco of its acquisition of the Company's Common Stock (including fees and expenses related thereto) was approximately $26 million and was financed through the use of internally available funds and capital contributions from Parent. The Company entered into agreements with employees of the Company (other than executive officers) pursuant to the Acquisition Agreement under which such employees agreed to the cancellation of employee stock options on an aggregate of 445,240 shares and were paid by the Company $2,026,607 in the aggregate (i.e., for each cancelled option, the difference between $10.50 per share and the per share option exercise price.)

     Pursuant to the Acquisition Agreement, the Company's Board of Directors (i) amended the Company's by-laws to (A) provide for not less than eleven and not more than 21 directors, (B) eliminate the staggered board provisions, (C) provide that directors must be Independent Directors (as defined below), Parent Directors (as defined below), or employees of the Company or its affiliates and
(D) provide that the term of any director who ceases to qualify as provided in clause (C) will terminate, and (ii) reconstituted the Company's Board to consist of eleven Parent Directors, two Independent Directors and eight Company Directors (as defined below). Since the consummation of the tender offer, the Company's Board has terminated the employment of four of the Company Directors, who then became ineligible to serve as Directors, and accepted resignations from one Company Director, six Parent Directors, and two Independent Directors. It has appointed two new Company Directors, two new Parent Directors and two new Independent Directors.

     An "Independent Director" means any person designated by Parent who (i) is in fact independent and qualifies as an independent director in accordance with the New York Stock Exchange Rules, (ii) is not connected with Parent or the Company or any of their respective affiliates as an officer, employee, trustee, partner, director (other than of the Company) or person performing similar functions and (iii) has not been employed by the Company or any of its subsidiaries during the preceding year. "Parent Directors" means such persons as are designated by Parent. "Company Directors" currently means the following persons, each of whom is a director of the Company: Messrs. Blackman, Helfand, Lang, Schild and Uhlmann; provided that in the event that any of such directors resigns or otherwise ceases to be a director for any reason, then, until December 21, 1996, the other Company Directors will have the right, by majority vote, to designate a replacement for such director except in situations involving reduction of the number of directors, which during such period will in no event reduce the number of Company Directors below three. The other Company Directors designated Messrs. Blackman and Uhlmann pursuant to this provision. The Acquisition Agreement provides that until December 21, 1996, (i) the Board will consist of not less than eleven directors and that the number of Parent Directors will be equal to one more than the total number of other Directors, who will consist solely of two Independent Directors and the Company Directors, and (ii) the Board's audit committee and compensation committee shall consist solely of Independent Directors. The Acquisition Agreement also provides that until December 21, 1995, the Company will not, without the approval of a majority of the Company Directors and Independent Directors, voting together, engage in any going private transaction, as defined in Rule 13e-3 under the Securities Exchange Act of 1934 (the "Exchange Act") or take any action to cause the Common Stock to cease to be registered under the Exchange Act or delisted from the New York Stock Exchange.

     Under the Acquisition Agreement, if the Company issues stock and the result of the issuance is that Parent beneficially owns less than 51% of the Total Voting Power, as defined below, Parent has the right, for 30 days after notice of such issuance, to acquire from the Company a number of shares of stock of the class issued so as to result in Parent beneficially owning 51% of the Total Voting Power. The price of such shares purchased by Parent is the price at which such shares had been issued by the Company, except in the case of shares issued upon exercise of employee stock options, in which case the price is the fair market value of the Common Stock on the date that Parent gives notice of its election to buy. "Total Voting Power" means the aggregate voting power (in an election of directors) of all of the Voting Stock. "Voting Stock" generally means stock having the power to vote in the election of directors of the Company; currently, the Common Stock is the only Voting Stock.

     Parent and Abaco have agreed in the Acquisition Agreement that, from December 21, 1993 through December 21, 1994, Parent will cause the Company to, and the Company will, continue to provide to employees of the Company benefits under employee benefit plans which, in the aggregate, are not less favorable than those provided by the Company to such employees as of the date of the Acquisition Agreement. Parent has further agreed that Parent will, and will cause the Company to, (i) honor without modification all terms of all employee severance plans, employment agreements and severance agreements adopted by the Board of Directors prior to the date of the Acquisition Agreement or otherwise permitted by the Acquisition Agreement; (ii) honor without modification until December 31, 1994 all terms of employee compensation arrangements including, without limitation, broker payout grids and customer commission schedules for the Company's employees unless such arrangements are modified with the approval of a majority of the Company Directors. In addition, the Acquisition Agreement provides that it is understood and agreed by Parent, Abaco and the Company that management of the Company may recommend to the Board of Directors reasonable and prudent additional compensation of specified employees for purposes of incentivization and retention.

     Abaco agreed in the Acquisition Agreement that, at all times after December 21, 1993, it will cause the Company and its subsidiaries to indemnify each person who is now, or has been at any time prior to the date of the Acquisition Agreement, an employee, agent, director or officer of the Company or of any of the Company's subsidiaries, together with each such person's heirs, representatives, successors and assigns (individually an "Indemnified Party" and collectively the "Indemnified Parties"), to the same extent and in the same manner as is now provided in the respective charters or by-laws of the Company and such subsidiaries or otherwise in effect on the date of the Acquisition Agreement, with respect to any claim, liability, loss, damage, cost or expense, whenever asserted or claimed ("Indemnified Liability"), based in whole or in part on, or arising in whole or in part out of, any matter existing or occurring at or prior to December 21, 1993. In addition, Abaco has agreed that it will cause the Company to maintain in effect at least through December 21, 1998, the current policies of directors' and officers' liability insurance maintained by the Company and the Company's subsidiaries on the date of the Acquisition Agreement (provided that Abaco may substitute therefor policies having at least the same coverage and containing terms and conditions which are not less advantageous to the persons currently covered by such policies) with respect to matters existing or occurring at or prior to December 21, 1993, provided, that in no event will the Company be required to expend in any year in excess of 200% of the per annum rates paid by the Company and its subsidiaries for such insurance on the date of the Acquisition Agreement. If, because of the aforementioned ceiling on premiums, the Company provides policies (at any time during the five-year period ending December 21, 1998) affording less coverage than is provided under the Company's existing policies, the Company is obligated to indemnify the Indemnified Parties for the balance of such insurance coverage as though it were the insurer.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     At the Annual Meeting to be held on June 1, 1994, 15 directors will be elected to hold office until the next annual meeting and until their successors have been elected and have qualified. The nominees are listed below with brief biographies. The terms of all current directors will expire at the Annual Meeting.

     Should any nominee become unable or unwilling to accept the nomination or election, it is intended that the persons named in the enclosed proxy will vote the shares that they represent for the election of a nominee designated by the Board of Directors. At present, it is not anticipated that any nominee will not be a candidate.

     The Board of Directors recommends that the stockholders vote FOR the nominees listed below as directors of the Company.

     The following table sets forth the age, current positions with the Company, period of service as a director and business experience for the past five years for all of the directors of the Company:

               NAME                       AGE, BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS
- - -----------------------------------   --------------------------------------------------------
Alexander C. Anderson..............   Age 47; Director since April 11, 1994; Research Director
                                      of Abaco since 1989.
Paul C. Blackman...................   Age 53; Director, Executive Vice President of the
                                      Company since April 11, 1994; Senior Vice President of
                                      the Company since 1993; Senior Vice President of Dean
                                      Witter Reynolds Inc., a financial services firm, from
                                      1990 to 1993; General Partner and National Sales Manager
                                      of Cowen & Co., a financial services firm, from 1979 to
                                      1990.
Eduardo Camarena Legaspi...........   Age 43; Director since 1993; Chief Executive Officer of
                                      Abaco since 1991; Director of Abaco since 1985, Director
                                      of Parent since 1992 and Director of Confia, S.A.,
                                      Institucion de Banca Multiple, Abaco Grupo Financiero,
                                      Parent's commercial bank subsidiary ("Confia, S.A.")
                                      since 1991.
Charles W. Daggs, III..............   Age 46; Director, Chief Executive Officer of the Company
                                      and President of Rodman & Renshaw, Inc. ("Rodman") since
                                      April 11, 1994; Senior Managing Director, Bear Stearns &
                                      Co., Incorporated, a financial services firm, from 1991
                                      to 1994; Chairman, President and Chief Executive Officer
                                      of Sutro & Co. Incorporated, a financial services firm,
                                      from 1986 to 1990.
Jorge Antonio Garcia Garza.........   Age 32; Director since 1993; General Counsel, Secretary
                                      of the Board of Directors of Parent since 1992; General
                                      Counsel of Abaco since 1985 and Secretary of Abaco's
                                      Board of Directors since 1986; General Counsel of
                                      Confia, S.A. since 1992, Secretary of the Board of
                                      Directors of Confia, S.A. since 1993 and Director of
                                      Confia, S.A. since 1991.
Lawrence R. Helfand................   Age 58; Director since 1981; Executive Vice President of
                                      the Company and Rodman and Managing Director of Rodman's
                                      Retail Sales Department.
Scott H. Lang......................   Age 47; Director since 1985; Executive Vice President of
                                      the Company and Rodman and Managing Director of Rodman's
                                      Investment Banking Department. Mr. Lang also serves as a
                                      director of Pacific International Services Corp. and of
                                      Thomas Group, Inc.
Jorge Lankenau Rocha...............   Age 50; Director since 1993; Chairman of the Board of
                                      Parent since 1992 and of Abaco since 1985; Chief
                                      Executive Officer of Abaco from 1985 to 1991; Chairman
                                      of the Board and Chief Executive Officer of Confia, S.A.
                                      since 1991.
Thomas E. Meade....................   Age 53; Director since March 18, 1994; President of
                                      Private Capital Management, Inc., an investment
                                      management firm, since 1993; President of Fidelity
                                      Brokerage, a securities brokerage firm, from 1992 to
                                      1993; President of Kemper Securities/Boettcher, a
                                      securities brokerage firm, from 1988 to 1991.
Mauricio Morales Sada..............   Age 32; Director since 1993; Vice President of Sales of
                                      Abaco since 1993; securities broker for Abaco prior
                                      thereto.
Richard Pigott.....................   Age 53; Director since March 18, 1994; investor and
                                      financial advisor since 1988.

               NAME                       AGE, BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS
- - -----------------------------------   --------------------------------------------------------
David S. Ruder.....................   Age 64; Director since 1993; partner in the Chicago
                                      office of Baker & McKenzie, an international law firm,
                                      since 1990. Chairman of the Securities and Exchange
                                      Commission from 1987 to 1989. Member of the Board of
                                      Governors of the National Association of Securities
                                      Dealers, Inc., from 1990 to 1993. Mr. Ruder also serves
                                      as a Director of Quixote Corporation.
Peter J. Schild....................   Age 46; Director since 1993; Executive Vice President
                                      and Chief Financial Officer of the Company and Rodman
                                      since 1992. Senior Vice President and Treasurer of
                                      Drexel Burnham Lambert Inc. from 1987 to 1992.
Joseph P. Shanahan.................   Age 46; Director since 1993; President from 1992 to
                                      January, 1994, and April 11, 1994 to present of Abaco
                                      International Corporation, a wholly-owned subsidiary of
                                      Abaco and a registered broker-dealer and member of the
                                      National Association of Securities Dealers, Inc., based
                                      in New York City; Vice President of the Company and
                                      President of Rodman from January to April, 1994;
                                      Treasurer/Managing Director of Keane Securities Co.,
                                      from 1980 to 1990, and consultant to Excalibur
                                      Management, Ltd., from 1990 to 1992.
Frederick G. Uhlmann...............   Age 64; Director from 1989 to 1993 and since April 11,
                                      1994; Executive Vice President of the Company and Rodman
                                      since 1990; Senior Vice President of the Company and
                                      Rodman from 1988 to 1990.

     Board and Committee Meetings, Committee Functions, and Composition. The Board of Directors held eleven meetings (exclusive of committee meetings) during the fiscal year of the Company ended on June 25, 1993. Each of the directors who was a member of the Board during the fiscal year ended June 25, 1993, attended at least 75% of the Board meetings that he was eligible to attend during such year. Each director who was a member of a Board committee during the fiscal year ended June 25, 1993 attended at least 75% of the meetings of each committee that he was eligible to attend as a member.

     (i) Executive Committee. The Executive Committee of the Board of Directors, which currently consists of Messrs. Charles W. Daggs, III, Eduardo Camarena Legaspi, and Mauricio Morales Sada, meets as required. The Executive Committee has the authority, between meetings of the Board of Directors, to take all actions with respect to the management of the Company's business that require action of the Board of Directors, except with respect to certain matters that by law must be approved by the entire Board. The Executive Committee met approximately 30 times during the fiscal year of the Company ended June 25, 1993.

     (ii) Audit Committee. The Audit Committee currently consists of Messrs. Thomas E. Meade and Richard Pigott, each of whom is a director not otherwise employed by Abaco, Parent, the Company or any subsidiary of the Company or otherwise affiliated with the management of the Company or its subsidiaries. The Audit Committee is responsible for reviewing and helping to ensure the integrity of the Company's financial statements. Among other matters, the Audit Committee reviews the Company's internal accounting controls and financial statements, reviews with the Company's independent accountants the scope of their audit, their report and their recommendations and recommends the selection of the Company's independent accountants. The Committee met three times during the fiscal year of the Company ended June 25, 1993.

     (iii) Compensation Committee. The Compensation Committee, which currently consists of Messrs. Meade and Pigott, formulates recommendations to the Board with respect to compensation to be paid to executive officers and other key managerial personnel of the Company. The Compensation Committee met two times during the fiscal year of the Company ended June 25, 1993. During its 1993 fiscal year, the Board of Directors also had a Stock Option Plan Committee, which made recommendations of employee stock option grants to the Compensation Committee. The Stock Option Committee met four times during the fiscal year ended June 25, 1993. The Board has discontinued the Stock Option Plan Committee and assigned its functions to the Compensation Committee.

     (iv) Nominating Committee. The Nominating Committee, which currently consists of Messrs. David S. Ruder, Eduardo Camarena Legaspi and Jorge Antonio Garcia Garza, makes recommendations to the Board of Directors in regard to persons who might be considered for nomination or appointment to the Board, and with respect to persons who might be selected as executive officers of the Company. The Nominating Committee met three times during the fiscal year of the Company ended June 25, 1993. The Nominating Committee will consider nominees recommended by stockholders in compliance with the procedures set forth below under "Other Matters."

                                   PROPOSAL 2

                APPROVAL OF RODMAN & RENSHAW CAPITAL GROUP, INC.
                    NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     The Board of Directors has adopted the Rodman & Renshaw Capital Group, Inc. Non-Employee Director Stock Option Plan (the "Director Plan"), and directed that it be presented to the Company's stockholders for their approval at this Annual Meeting. The purpose of the Director Plan is to assist in attracting, retaining and motivating non-employee directors of outstanding ability and to promote identification of their interests with those of the stockholders of the Company. The following is a summary of the Director Plan and is qualified in its entirety by the full text of the Director Plan attached to this Proxy Statement as Exhibit A.

Scope of the Director Plan

     Stock options granted under the Director Plan will be non-qualified stock options. The aggregate number of shares of Common Stock which may be purchased pursuant to the exercise of options granted under the Director Plan is 400,000 shares. If and to the extent an option expires or terminates for any reason without having been exercised in full (including a cancellation of an old award in connection with the grant of a substitute new award), or shall be forfeited, without, in either case, the optionee having enjoyed any of the benefits of stock ownership, the shares of stock associated with such option shall be available for future option grants under the Director Plan.

     The Director Plan provides for equitable adjustments of the aggregate number of shares available under the Director Plan and the number of shares subject to and the option exercise price of outstanding options to reflect a stock dividend, stock split, reverse stock split, share combination, recapitalization, merger, consolidation, asset spin-off, reorganization, or similar event, of or by the Company. Notwithstanding the foregoing, upon the approval by the stockholders of the Company of a plan of liquidation for the Company, any unexercised options shall become exercisable.

Administration of the Director Plan

     The Director Plan will be administered by the Secretary of the Company, who will have the authority to construe and interpret the Director Plan, and to establish or adopt rules, regulations and forms relating to the administration of the Director Plan. The Secretary shall have no authority to add to, delete from or modify the terms of the Director Plan, as the Director Plan shall be nondiscretionary as to the eligibility of participants and the timing and amounts of the grants. The Director Plan provides that neither the Secretary nor any member of the Board shall be liable for any action or determination made in good faith with respect to the Director Plan or any option.

Eligible Participants in the Director Plan

     Only duly elected members of the Board who are not employees of the Company, a subsidiary of the Company or any entity owning 51% or more of the outstanding voting stock of the Company, or any other entity controlling, controlled by or under common control with such entity (each a "Non-Employee

Director") are eligible to receive options under the Director Plan. If the current nominees for director are all elected, Messrs. Meade, Pigott and Ruder will be eligible to participate in the Director Plan. As of the date hereof, no options have been granted under the Director Plan.

Terms of Options Granted Under the Director Plan

     On July 1 (or if not a business day, the next business day) of each year during the term of the Director Plan, each person who is then a Non-Employee Director shall, automatically and without necessity of any action by the Company, be entitled to receive an option to purchase 7,500 shares of Common Stock. If on any annual grant date the number of options otherwise issuable to the Non-Employee Directors exceeds the number of options then remaining available under the Director Plan, each Non-Employee Director shall be entitled to receive a number of options equal to (i) the number of options then remaining available under the Director Plan, divided by (ii) the number of participating Non-Employee Directors, disregarding any fractions of an option. The term of each option will be ten years from the grant date, subject to earlier termination as discussed below.

     In general, optionees cannot sell or transfer any options granted under the Director Plan other than by will or the laws of descent and distribution. However, upon the death of an optionee, unexercised options may be exercised by a beneficiary designated by the optionee in a manner specified by the Secretary.

     The option price of an option will be 100% of the fair market value of a share of Common Stock on the date the option is granted. As of April 15, 1994, the fair market value of the Common Stock was $6.125 per share.

     Each option will be fully vested, nonforfeitable and exercisable in one or more installments commencing on the twelve-month anniversary of the grant date of such option.

     In the event of a termination of an optionee's directorship because of death or disability, any option granted to such person under the Director Plan (to the extent it was exercisable at the time of such termination) may be exercised at any time within one year after such termination, provided that in no event shall any option be exercised beyond the date which is the tenth anniversary of the grant date of such option. In the event of a termination of an optionee's directorship for a reason other than death or disability, any option granted to such person under the Director Plan (to the extent it was exercisable at the time of such termination) terminates on the date of such termination of employment.

     Payment of the option exercise price may, at the election of the optionee, be in any one or any combination of: (i) cash, (ii) shares of Common Stock held by the optionee for at least six months prior to exercise of the option, or
(iii) through the simultaneous sale through a broker of shares acquired upon exercise of the option (as permitted under Regulation T of the Federal Reserve Board).

     Notwithstanding any provision of the Director Plan or any option agreement, an optionee will not be entitled to exercise an option and the Company shall not be obligated to deliver any stock to any optionee if such exercise or delivery would constitute a violation by the optionee or the Company of any provision of any applicable law or regulation.

Duration, Modification or Termination of the Director Plan

     The Director Plan is scheduled to terminate on June 1, 2004, although the Board of Directors can terminate it effective as of an earlier date. Termination of the Director Plan will not affect stock options granted prior to such a termination. The Board can amend or modify the Director Plan as it deems advisable, without approval of the Company's stockholders, except as such stockholder approval may be required under Rule 16b-3 under the Exchange Act or under the listing requirements of any stock exchange or quotation system on which are listed any of the Company's equity securities, provided that the Director Plan may not be amended more than once every six months.

Federal Income Tax Implications of the Director Plan

     The Company believes that under present law the following are the federal income tax consequences generally arising with respect to awards granted under the Director Plan.

     Optionee. Generally, an individual receiving a grant of a non-qualified stock option does not realize any taxable income for federal income tax purposes at the time of grant. Upon exercise of an option, the excess of the fair market value of the Common Stock subject to the option on the date of exercise over the option exercise price will be taxable to the optionee as ordinary income. The optionee will have a capital gain (or loss) upon the subsequent sale of the Common Stock in an amount equal to the sale price reduced by the fair market value of the Common Stock on the date the option was exercised. The holding period for purposes of determining whether the capital gain (or loss) is a long- or short-term capital gain (or loss) will commence on the date the option is exercised.

     The Company. The Company is entitled to a tax deduction in the same amount and in the same year in which the optionee recognizes ordinary income resulting from the exercise of an option.

     If the Optionee Uses Company Stock to Pay the Option Exercise Price. If the optionee pays the option exercise price by tendering Common Stock of the Company and receives back a larger number of shares, the optionee will realize taxable income in an amount equal to the fair market value of the additional shares received on the date of exercise, less any cash paid in addition to the shares tendered. Upon a subsequent sale of the Common Stock, the number of shares equal to the number delivered as payment of the option exercise price will have a tax basis equal to that of the shares originally tendered. The additional newly-acquired shares obtained upon exercise of the option will have a tax basis equal to the fair market value of such shares on the date of exercise.

                                    * * * *

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ADOPTION OF THE DIRECTOR PLAN BY THE COMPANY'S STOCKHOLDERS.

                                   PROPOSAL 3

                APPROVAL OF RODMAN & RENSHAW CAPITAL GROUP, INC.
                             1994 STOCK OPTION PLAN

     The Board of Directors has adopted the Rodman & Renshaw Capital Group, Inc. 1994 Stock Option Plan (the "Plan"), and directed that it be presented to the Company's stockholders for their approval at this Annual Meeting. The purpose of the Plan is to advance the interest of the Company by encouraging and enabling the acquisition of a larger personal financial interest in the Company by those employees upon whose judgment and efforts the Company is largely dependent for the successful conduct of its operations. An additional purpose of the Plan is to provide a means by which employees of the Company and its subsidiaries can acquire and maintain stock ownership, thereby strengthening their commitment to the success of the Company and their desire to remain employed by the Company and its subsidiaries. It is anticipated that the acquisition of such financial interest and stock ownership will stimulate the efforts of such employees on behalf of the Company, strengthen their desire to continue in the service of the Company and encourage shareholder and entrepreneurial perspectives by such employees. It is also anticipated that the opportunity to obtain such financial interest and stock ownership will prove attractive to promising new employees and will assist the Company in attracting such employees.

     The Board contemplates that the Plan will operate in addition to the other compensation plans currently offered by the Company, and awards outstanding under the existing plans will not be affected by the adoption of the Plan. The following is a summary of the Plan and is qualified in its entirety by the full text of the Plan attached to this Proxy Statement as Exhibit B.

Scope of the Plan

     Stock options granted under the Plan may be either incentive stock options ("ISOs"), which are intended to comply with Section 422 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), or non-qualified stock options. The aggregate number of shares of Common Stock which may be purchased pursuant to the exercise of options granted under the Plan is 1,000,000 shares. If and to the extent an option expires or terminates for any reason without having been exercised in full (including a cancellation of an old award in connection with the grant of a substitute new award), or shall be forfeited, without, in either case, the optionee having enjoyed any of the benefits of stock ownership, the shares of stock associated with such option shall be available for future option grants under the Plan.

     The Plan provides that a committee of the Board of Directors (the "Committee") shall make equitable adjustments of: (a) the aggregate number of shares available under the Plan; (b) the number of shares subject to and the option exercise price of outstanding options; and (c) the fair market value of stock to be used to determine the amount of the benefit payable upon exercise; to reflect a stock dividend, stock split, reverse stock split, share combination, recapitalization, merger, consolidation, asset spin-off, reorganization, or similar event, of or by the Company. Notwithstanding the foregoing, upon the approval by the stockholders of the Company of a plan of liquidation for the Company, any unexercised options shall become exercisable.

Administration of the Plan

     The Plan is administered by the Committee. Subject to the terms of the Plan, the Committee has full and final authority, in its discretion, to: (i) grant options, (ii) determine when options may be granted, and whether or not specific options shall be identified with other specific options, and if so whether they shall be exercisable cumulatively with or alternatively to such other specific options, (iii) interpret the Plan and make all determinations necessary or advisable for the administration of the Plan, (iv) make, amend, and rescind rules relating to the Plan, including rules with respect to the exercisability and nonforfeitability of options upon the termination of employment of an optionee, (v) determine the terms and provisions and any restrictions or conditions (including specifying such performance criteria as the Committee deems appropriate, and imposing restrictions with respect to stock acquired upon exercise of an option, which restrictions may continue beyond the optionee's termination of employment) of each option agreement and, with the optionee's consent, to modify any such option agreement at any time, (vi) cancel outstanding options and grant new options in substitution therefor, (vii) accelerate the exercisability of, and to accelerate or waive any or all of the restrictions and conditions applicable to, any option or group of options, for any reason, (viii) extend the time during which any option or group of options may be exercised (provided that no option may be exercised more than ten years after its grant date), and (ix) impose such additional conditions, restrictions, and limitations upon the grant, exercise or retention of options as the Committee may, before or concurrently with the grant thereof, deem appropriate, including requiring the simultaneous exercise of related options and limiting the percentage of options which may from time to time be exercised by an optionee.

     The determination of the Committee on all matters relating to the Plan or any option agreement shall be conclusive and final. Neither the Committee's nor the Board's determinations under the Plan need be uniform and may be made by the Committee or the Board selectively among persons who receive, or are eligible to receive, options (whether or not such persons are similarly situated). Notwithstanding the foregoing, the Committee's interpretation of Plan provisions shall be uniform as to similarly situated optionees. The Plan provides that no member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option.

Eligible Participants in the Plan

     Options may be granted under the Plan to full-time employees (including officers) of the Company and its domestic subsidiaries at the discretion of the Committee. As of March 31, 1994, approximately 424 employees were eligible to participate in the Plan. In selecting the individuals to whom options are granted, as well as in determining the number of shares subject to, and the other terms and conditions applicable to, each option, the Committee takes into consideration such factors as it deems relevant in promoting the purposes of the Plan. As of the date hereof, 100,000 options have been granted under the Plan, subject to stockholder approval of the Plan, to Charles W. Daggs, III, the current President and Chief Executive Officer and a director of the Company. Options have not been granted to any other persons under the Plan as of the date hereof. The identity of future optionees and the size of future grants is not determinable at the present time.

Special Provisions Applicable to ISOs

     At the time of the grant of any option, the Committee may designate that such option shall be made subject to additional restrictions to permit it to qualify as an ISO. Any option designated as an ISO: (i) with an option exercise price less than 110% of the fair market value of the Common Stock on the grant date shall not be granted to a person who owns or is deemed to own stock which possesses 10% or more of the total combined voting power of all classes of capital stock of the Company (a "10% Owner"), (ii) shall have a term of not more than ten years from the grant date (five years if granted to a 10% Owner) and shall be subject to earlier termination, (iii) shall not have an aggregate fair market value (determined at its grant date) of stock with respect to which ISOs are exercisable for the first time by such optionee during any calendar year (under the Plan and any other employee stock option plan ("Other Plans")) which exceeds $100,000 (the "$100,000 Limit"), (iv) shall, if the aggregate fair market value of stock (determined on the grant date) with respect to all ISOs previously granted under the Plan and any Other Plans and any ISOs under such grant which are exercisable for the first time during any calendar year would exceed the $100,000 Limit, be exercisable in accordance with the provisions of the Plan, (v) shall be granted within ten years from the earlier of the date the Plan is adopted or the date the Plan is approved by the stockholders of the Company, and (vi) shall require the optionee to notify the Committee of any disposition of any Stock issued pursuant to the exercise of the ISO under the circumstances described in Section 421(b) of the Internal Revenue Code (relating to certain disqualifying dispositions), within ten days of such disposition. Notwithstanding the foregoing, the Committee may, without the consent of the optionee, at any time before the exercise of an option (whether or not an ISO), take any action necessary to prevent such option from being treated as an ISO.

Terms of Options Granted Under the Plan

     In general, optionees cannot sell or transfer any options granted under the Plan other than by will or the laws of descent and distribution. However, upon the death of an optionee, unexercised options may be exercised by a beneficiary designated by the optionee in a manner specified by the Committee. The Committee may, in its discretion, impose restrictions upon the stock acquired upon the exercise of an option. In addition, the Plan provides that if an optionee uses shares of restricted stock of the Company to pay the option exercise price of an option granted under the Plan, the shares of stock acquired upon such exercise may be subject to certain restrictions. Optionees who are affiliates of the Company should resell the shares so acquired only in accordance with any restrictions imposed by applicable securities laws.

     The Committee determines the exercise price of each option in its sole discretion, except that the option exercise price cannot be less than 100% of the fair market value of a share of Common Stock on the date the option is granted. As of April 15, 1994, the market value of the Common Stock was $6.125 per share. No employee may receive an option which, in combination with all other options to such optionee under the Plan (regardless of whether it has been exercised or cancelled), aggregates more than 200,000 shares of Common Stock in a one-year period.

     Subject to such terms and conditions as the Committee may impose and compliance with applicable laws, an option may be exercised in one or more installments beginning not earlier than the first anniversary of the grant date of such option. The Committee can, but is not required to, cause an option granted under the Plan to become exercisable at an earlier date chosen by the Committee in its sole discretion, except that an option granted to an officer or director subject to potential liability under Section 16(b) of the Exchange Act generally may not become exercisable during the first six months after its grant date. The Committee can extend the period during which an option may be exercised while the optionee is an employee of the Company, except that no option granted under the Plan can be extended beyond the date which is the tenth anniversary of the grant date of such option (fifth anniversary of the grant date of such option, in the case of an ISO granted to a 10% Owner).

     In the event of a termination of an optionee's employment because of death or disability, any option granted to such person under the Plan (to the extent it was exercisable at the time of such termination) may be exercised at any time within one year after such termination, provided that in no event shall any option be exercised beyond the date which is the tenth anniversary of the grant date of such option (fifth anniversary of the grant date of such option, in the case of an ISO granted to a 10% Owner). In the event of a termination of an optionee's employment for a reason other than death or disability, any option granted to such person under the Plan (to the extent it was exercisable at the time of such termination) terminates on the date of such termination of employment. In the event of any termination of employment, the Committee, in its discretion, may elect to extend the term of any option which would otherwise expire on account of such termination of employment prior to the end of the period (if any) following the termination of employment described above for exercise of options, provided that in no event shall the term of any option be extended beyond the date which is the tenth anniversary of the grant date of such option (fifth anniversary of the grant date of such option, in the case of an ISO granted to a 10% Owner).

     Payment of the option exercise price may, at the election of the optionee, be in any one or any combination of: (i) cash, (ii) shares of Common Stock held by the optionee for at least six months prior to exercise of the option, (iii) with the approval of the Committee, shares of restricted stock held by the optionee for at least six months prior to exercise of the option, (iv) through the simultaneous sale through a broker of shares acquired upon exercise of the option (as permitted under Regulation T of the Federal Reserve Board), or (v) with the approval of the Committee and to the extent permitted by law, the Company may allow an optionee to defer all or part of the aggregate option exercise price or may guarantee a loan covering all or part of the aggregate option exercise price under certain circumstances. Any such payment deferral or guarantee by the Company (which in certain circumstances may also be used to pay tax obligations relating to an option exercise) shall be on such terms and conditions as the Committee may determine, provided that the interest rate applicable to any such payment deferral shall not be more favorable to the optionee than the terms applicable to funds borrowed by the Company. Notwithstanding the foregoing, an optionee will not be entitled to defer the payment of the option exercise price or any related taxes unless the optionee:
(i) enters into a binding obligation to pay the deferred amount and (ii) except with respect to treasury shares, pays upon exercise of an option a certain minimum amount. If the Committee has permitted a payment deferral or caused the Company to guarantee a loan, then the Committee may, in its discretion, require the immediate payment of such deferred amount or the immediate release of such guarantee upon the optionee's termination of employment or if the optionee sells or otherwise transfers the shares of stock purchased pursuant to such deferral or guarantee.

     Whenever under the Plan, cash or shares of Common Stock are to be delivered upon exercise of an option, the Company will be entitled to require as a condition of delivery: (i) that the optionee remit an amount sufficient to satisfy all federal, state, and local withholding tax requirements related thereto, (ii) the withholding of such sums from compensation otherwise due to the optionee or from any shares of Common Stock due to the optionee under the Plan, or (iii) any combination of the foregoing.

     If any disqualifying disposition is made with respect to shares of Common Stock acquired under an ISO granted pursuant to the Plan, or any election under Internal Revenue Code Section 83(b) is made, then the person making such disqualifying disposition or election will be required to remit to the Company an amount sufficient to satisfy all federal, state, and local withholding taxes thereby incurred; provided that, in lieu of or in addition to the foregoing, the Company will have the right to withhold such sums from compensation otherwise due to the optionee or from any shares or Common Stock due to the optionee under the Plan.

     An optionee may, subject to certain conditions, elect the withholding ("Share Withholding") by the Company of a portion of the shares of Common Stock otherwise deliverable to such optionee upon the exercise of an option (a "Taxable Event") having a fair market value equal to:

          (i) the minimum amount necessary to satisfy required federal, state, or local withholding tax liability attributable to the Taxable Event; or

          (ii) with the Committee's prior approval, a greater amount, not to exceed the estimated total amount of such optionee's tax liability with respect to the Taxable Event.

     Subject to the terms of the Plan discussed in this paragraph, the Committee has full and final authority, in its discretion, to cancel outstanding options and grant new options in substitution therefor. If the Committee cancels any option (granted under the Plan or any plan of any entity acquired by the Company or any of its subsidiaries), and a new option is substituted therefor, then the Committee may, in its discretion, determine the terms and conditions of such new option, provided that: (i) the option exercise price of any new option shall not be less than 100% of the fair market value of a share of Common Stock on the date of grant of the new option, (ii) no option may be cancelled without the optionee's consent if the terms and conditions of the new option to be substituted are not at least as favorable as the terms and conditions of the option to be cancelled (and the grant date of the new option shall be the date on which such new option is granted) and (iii) no optionee subject to Section 16 of the Exchange Act may exercise a substituted option within six months after the grant date of such substituted option, unless the Company shall have received an opinion of counsel for the Company or "no action" or interpretive letter from the staff of the Securities and Exchange Commission to the effect that such limitation is not necessary in order to avoid liability under Section 16(b) of the Exchange Act.

     Notwithstanding any provision of the Plan or any option agreement, an optionee will not be entitled to exercise an option and the Company shall not be obligated to deliver any stock to any optionee if such exercise or delivery would constitute a violation by the optionee or the Company of any provision of any applicable law or regulation.

Duration, Modification or Termination of the Plan

     The Plan is scheduled to terminate on June 1, 2004, although the Board of Directors can terminate it effective as of an earlier date. Termination of the Plan will not affect stock options granted prior to such a termination. The Board can amend or modify the Plan as it deems advisable, without approval of the Company's stockholders, except as such stockholder approval may be required under Rule 16b-3 under the Exchange Act or under the listing requirements of any stock exchange or quotation system on which are listed any of the Company's equity securities.

Federal Income Tax Implications of the Plan

     The Company believes that under present law the following are the federal income tax consequences generally arising with respect to awards granted under the Plan.

     NON-QUALIFIED STOCK OPTIONS.

     Optionee. Generally, an individual receiving a grant of a non-qualified stock option does not realize any taxable income for federal income tax purposes at the time of grant. Upon exercise of an option, the excess of the fair market value of the Common Stock subject to the option on the date of exercise over the option exercise price will be taxable to the optionee as ordinary income. The optionee will have a capital gain (or loss) upon the subsequent sale of the Common Stock in an amount equal to the sale price reduced by the fair market value of the Common Stock on the date the option was exercised. The holding period for purposes of determining whether the capital gain (or loss) is a long or short-term capital gain (or loss) will commence on the date the option is exercised.

     The Company. The Company is entitled to a tax deduction in the same amount and in the same year in which the optionee recognizes ordinary income resulting from the exercise of an option.

     Tax Withholding. The amount of income that is taxable to an optionee upon the exercise of a non-qualified stock option will be treated as compensation income. Accordingly, such amount will be subject to applicable withholding of federal, state and local income taxes and Social Security taxes.

     If the Optionee Uses Company Stock to Pay the Option Exercise Price. If the optionee pays the option exercise price by tendering Common Stock of the Company and receives back a larger number of shares, the optionee will realize taxable income in an amount equal to the fair market value of the additional shares received on the date of exercise, less any cash paid in addition to the shares tendered. Upon a subsequent sale of the Common Stock, the number of shares equal to the number delivered as payment of the option exercise price will have a tax basis equal to that of the shares originally tendered. The additional newly-acquired shares obtained upon exercise of the option will have a tax basis equal to the fair market value of such shares on the date of exercise.

     INCENTIVE STOCK OPTIONS.

     Optionee. Generally, an optionee will not realize any taxable income for federal income tax purposes at the time an ISO is granted. Upon exercise of the ISO, the optionee will incur no income tax liability (other than pursuant to the alternative minimum tax, if applicable). If the optionee transfers shares received upon the exercise of an ISO within a period of two years from the date of grant of such ISO or one year from the date of receipt of the shares of Common Stock (the "Holding Period"), then, in general, the optionee will have taxable ordinary income in the year in which the transfer occurs in an amount equal to the excess of the fair market value on the date of option exercise over the option exercise price, and will have long-term or short-term capital gain (or loss) in an amount equal to the difference between the sale price of the shares and the fair market value of the shares on the date of exercise. However, if the sale price is less than the fair market value of the shares on the date of option exercise, the ordinary income will be not more than the difference between the sale price and the option exercise price. If the optionee transfers the shares after the expiration of the Holding Period, he or she will recognize income taxable at the capital gains tax rates at the difference between the sale price and the option exercise price.

     The Company. The Company is not entitled to a tax deduction upon grant, exercise or subsequent transfer of shares of common stock acquired upon exercise of an ISO, provided that the optionee holds the shares received upon the exercise of such option for the Holding Period. If the optionee transfers the stock acquired upon the exercise of an ISO prior to the end of the Holding Period, the Company is entitled to a deduction at the time the optionee recognizes ordinary income in an amount equal to the amount of ordinary income recognized by such optionee as a result of such transfer.

     Tax Withholding. If the optionee makes any disqualifying disposition described in Section 421(b) of the Internal Revenue Code with respect to shares of Common Stock acquired upon the exercise of an ISO granted under the Plan, then such optionee must remit to the Company an amount sufficient to satisfy all federal, state, and local withholding taxes thereby incurred.

     If the Optionee Uses Common Stock to Pay the Option Exercise Price. If an optionee pays the option exercise price by tendering shares of Common Stock, such optionee will generally incur no income tax liability (other than pursuant to the alternative minimum tax, if applicable), provided the Holding Period requirement is met. If the tendered stock was subject to the Holding Period requirement when tendered, payment of the option exercise price with such stock constitutes a disqualifying disposition. If the optionee pays the option exercise price by tendering Common Stock and the optionee receives back a larger number of shares, under proposed Treasury Regulations, the optionee's basis in the number of shares of newly acquired stock equal to the number of shares delivered as payment of the option exercise price will be equal to that of the shares originally tendered. The additional newly acquired shares obtained upon exercise of the option will have a tax basis of zero. All stock acquired upon exercise will be subject to the Holding Period requirement, including the number of shares equal to the number tendered to pay the exercise price. Any disqualifying disposition will be deemed to be a disposition of stock with the lowest basis.

                                    * * * *

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ADOPTION OF THE PLAN BY THE COMPANY'S STOCKHOLDERS.

                                   PROPOSAL 4

                          APPROVAL OF PERFORMANCE GOAL

     The Company has entered into an employment agreement (the "Employment Agreement") with Charles W. Daggs, III, who was appointed Chief Executive Officer of the Company effective April 11, 1994. The Company is seeking stockholder approval of the provisions of the Employment Agreement setting forth the Performance Goal pursuant to which Mr. Daggs may receive performance-based compensation. These provisions have been recommended by the Compensation Committee and approved by the Board of Directors.

     Stockholder approval is necessary in order to exempt the performance-based compensation from the operation of Section 162(m) of the Internal Revenue Code and the proposed regulations thereunder. Section 162(m) generally limits to $1 million a public corporation's annual federal tax deduction for compensation paid to certain top executive officers, including the chief executive officer. Under the proposed regulations thereunder, however, qualified performance-based compensation is not subject to the $1 million deduction limit if: (i) it is paid solely on account of the attainment of one or more preestablished, objective performance goals; (ii) the performance goal is established by a compensation committee comprised solely of two or more outside directors; (iii) that compensation committee certifies in writing and prior to payment that the performance goals and any other material terms were, in fact, satisfied; and
(iv) the material terms of the performance goal are approved by the stockholders of the corporation. Therefore, if the stockholders of the Company approve the Performance Goal set forth in the Employment Agreement, the performance-based compensation that Mr. Daggs receives under the Employment Agreement will not be subject to the Section 162(m) limitation on the Company's deductions.

     Under the Employment Agreement, Mr. Daggs will receive a one-time signing bonus of $500,000 within 30 days of the day he began his duties as Chief Executive Officer. Mr. Daggs will receive a base salary of $300,000 per year. Further, if approved by the stockholders, Mr. Daggs will receive performance-based compensation for each of the two twelve-month periods commencing July 1, 1994 and July 1, 1995 based on a Performance Goal measured by the Company's income before taxes ("IBT") for such periods. The Performance Goal and the performance-based compensation that Mr. Daggs would receive are as follows:

        IBT                                      PERFORMANCE-BASED COMPENSATION
        (Without Giving Effect to
        Performance-Based Compensation)
        $0 - $5,000,000                          5% of IBT

        $5,000,000.01 - $10,000,000              $250,000 plus 7.5% of IBT exceeding
                                                 $5,000,000

        $10,000,000.01 - $15,000,000             $625,000 plus 10% of IBT exceeding
                                                 $10,000,000

        More than $15,000,000                    $1,125,000 plus percentage of IBT
                                                 exceeding $15,000,000 to be
                                                 determined by the Board of Directors
                                                 of the Company but not to exceed 5%.

Notwithstanding the foregoing, the performance-based compensation for each of the two twelve-month periods will be no less than $600,000. Mr. Daggs will receive no portion of the performance-based compensation for a period unless he is employed by the Company at the end of the period.

     Pursuant to the terms of the Employment Agreement, the Company also has agreed to grant to Mr. Daggs under the Plan, subject to approval of the Plan by the stockholders, options to purchase 100,000 shares of Common Stock at a price of $6.50, the fair market value of the Common Stock on his first day of employment. 50% of such options will become exercisable on June 30, 1996, and the remaining 50% will become exercisable on June 30, 1997, in each case provided that Mr. Daggs is employed by the Company on such dates.

     The Employment Agreement will be in effect through June 30, 1996, subject to extension by mutual agreement and subject to earlier termination by the Company for cause or upon Mr. Daggs' death or disability.

                                    * * * *

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE PERFORMANCE GOAL BY THE COMPANY'S STOCKHOLDERS.

                                   PROPOSAL 5

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors desires to obtain from the stockholders an indication of their approval or disapproval of the Board's action in appointing Deloitte & Touche as independent auditors for the Company and its subsidiaries for the June 24, 1994 fiscal year. Deloitte & Touche has been serving the Company and its subsidiaries for several years, including the 1993 fiscal year.

     Representatives of Deloitte & Touche are expected to be present at the Annual Meeting of Stockholders, and they will be available to respond to appropriate questions. These representatives will be given the opportunity to make a statement if they so desire.

                                    * * * *

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE BY THE COMPANY'S STOCKHOLDERS FOR RATIFICATION OF DELOITTE & TOUCHE AS INDEPENDENT AUDITORS.

                           CURRENT EXECUTIVE OFFICERS

     The following table sets forth information concerning the age and current positions with the Company for all current executive officers of the Company.

                   NAME                      AGE                  OFFICE & TITLE
- - ------------------------------------------   ---    ------------------------------------------
Charles W. Daggs, III.....................   46     President, Chief Executive Officer and
                                                    Director
John T. Hague.............................   39     Executive Vice President and Director of
                                                    Internal Audit
Lawrence R. Helfand.......................   58     Executive Vice President and Director
Scott H. Lang.............................   47     Executive Vice President and Director
Peter J. Schild...........................   46     Chief Financial Officer, Executive Vice
                                                    President and Director
David H. Shulman..........................   32     Managing Director, Rodman Fixed Income
                                                    Group
Frederick G. Uhlmann......................   64     Executive Vice President and Director
James D. Van De Graaff....................   34     Executive Vice President, General Counsel
                                                    and Secretary

Information is furnished below concerning the business experience of the executive officers, including the period of service as executive officers.

     CHARLES W. DAGGS, III became Chief Executive Officer of the Company on April 11, 1994. From 1991 until that date, he was a Senior Managing Director of Bear Stearns & Co. Incorporated, a financial services firm. From 1986 to 1990, he was Chairman, President and Chief Executive Officer of Sutro & Co. Incorporated, a financial services firm.

     JOHN T. HAGUE became Executive Vice President and Director of Internal Audit of the Company on April 11, 1994. Prior to joining the Company, Mr. Hague was a Senior Manager with Deloitte & Touche beginning in 1990 and a partner with Spicer & Oppenheim from 1988 to 1990.

     LAWRENCE R. HELFAND has served as an Executive Vice President of the Company and Rodman since 1988, and was a Senior Vice President prior thereto. Mr. Helfand is also Rodman's Managing Director of Retail Sales.

     SCOTT H. LANG has served as an Executive Vice President of the Company and Rodman since 1988, and was a Senior Vice President prior thereto. Mr. Lang is also Managing Director of Rodman's Investment Banking Department, and a director of Pacific International Services Corp.

     PETER J. SCHILD has served as Executive Vice President and Chief Financial Officer of the Company and Rodman since 1992. Prior to joining the Company and Rodman, Mr. Schild served as Senior Vice President and Treasurer of Drexel Burnham Lambert Inc. from 1987 to 1992.

     DAVID H. SHULMAN has served as Managing Director of Rodman's Fixed Income Group since February 14, 1994. From 1990 until that date, he was Rodman's First Vice President and the Sales Manager for New York Taxable Fixed Income. Prior thereto, he was a Vice President of Institutional Sales with Salomon Brothers, an investment banking firm.

     FREDERICK G. UHLMANN has served as an Executive Vice President of the Company and Rodman since 1990, and previously served as a Senior Vice President since joining the Company and Rodman in 1988. He was a director of the Company from 1989 until 1993. Mr. Uhlmann has also served as Managing Director of Rodman's Commodities Department in 1988. Prior to joining the Company and Rodman, Mr. Uhlmann was a Senior Vice President with Bear, Stearns & Co. Inc.

     JAMES D. VAN DE GRAAFF has served as Executive Vice President, General Counsel and Secretary of the Company since March 14, 1994. He was an Associate with Baker & McKenzie, attorneys at law, from 1987 to 1994.

     All officers of the Company serve at the discretion of the Board of Directors. Certain of the Company's executive officers serve as officers and directors of other subsidiaries of the Company not specified in the preceding discussion. There is no family relationship among any of the executive officers or directors of the Company.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning the compensation for each of the Company's last three completed fiscal years of those persons (the "named executive officers") who were, at June 25, 1993 (i) the chief executive officer and (ii) the other four most highly compensated executive officers. None of the listed persons is currently an executive officer of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                                                   COMPENSATION
                                                    ANNUAL COMPENSATION            ------------
                             FISCAL YEAR   -------------------------------------    SECURITIES
         NAME AND               ENDED                             OTHER ANNUAL      UNDERLYING       ALL OTHER
    PRINCIPAL POSITION          JUNE:       SALARY    BONUS(2)   COMPENSATION(3)     OPTIONS      COMPENSATION(4)
- - ---------------------------  -----------   --------   --------   ---------------   ------------   ---------------
Kurt B. Karmin(1)..........      1993      $ 75,000   $ 40,083     $   236,697         15,000         $16,263
  Chairman of the Board of       1992        75,000     72,000         294,769            -0-
  Directors and Chief            1991        75,000        -0-         338,556         20,000
  Executive Officer
Victor C. Chigas(5)........      1993           -0-     56,741       1,164,444         14,000          47,686
  Executive Vice                 1992           -0-        -0-         984,093            -0-
  President                      1991           -0-        -0-         437,884         43,000
Mark J. Grant(6)...........      1993       100,000    125,000         443,969         15,000          21,862
  Executive Vice                 1992        82,500    230,150         165,994            -0-
  President                      1991        70,833     35,967         246,298          5,000
Norman E. Mains(1).........      1993(7)    275,000     40,083             166         12,000          17,546
  President and Chief            1992       258,333     98,000             162         50,000
  Operating Officer              1991        87,179        -0-             -0-            -0-
Kenneth M. Karmin(8).......      1993           -0-     50,441         323,239            -0-          85,744
  Senior Vice President          1992           -0-        -0-         379,217         12,500
                                 1991           -0-        -0-         363,549            -0-
- - -------------------------

(1) On November 16, 1993, Mr. Kurt B. Karmin stepped down as Chief Executive Officer, while remaining as Chairman of the Board, and Mr. Norman E. Mains was elected to the additional position of Chief Executive Officer. On January 10, 1994, Mr. Karmin resigned as Chairman of the Board and Mr. Mains was terminated as an officer of the Company. On January 23, 1994, Mr. Karmin resigned as an employee of the Company.

(2) Bonuses were based on profitability of the specific department or area, or multiple departments or areas, over which the executive had direct responsibility.

(3) These amounts primarily consist of commissions earned from securities and commodities transactions, and include amounts voluntarily deferred under the Company's Voluntary Deferred Compensation Plan.

(4) Amounts included under "All Other Compensation" consist of (i) Company matching funds under the Company's Retirement and Savings Plan (Mr. Kurt B. Karmin, $873, Mr. Chigas, $873, Mr. Grant, $873, Mr. Mains, $873, and Mr. Kenneth M. Karmin, $0.00); (ii) the Company's contributions to the Supplemental Executive Retirement Plan (Mr. Kurt B. Karmin, $15,390, Mr. Chigas, $46,813, Mr. Grant, $20,989, Mr. Mains, $16,673 and Mr. Kenneth M. Karmin $0.00); and (iii) in the case of Mr. Kenneth M. Karmin, $64,000 in relocation and living expenses arising from his assignment in London.

    In accordance with the transitional provisions of the rules on executive officer compensation adopted by the Securities and Exchange Commission, "All Other Compensation" information is excluded for the Company's 1992 and 1991 fiscal years.

(5) On January 10, 1994, Mr. Chigas was terminated as an officer of the Company.

(6) On January 10, 1994, Mr. Grant was terminated as an officer of the Company.

(7) Mr. Mains joined the Company on February 25, 1991.

(8) Kenneth Karmin resigned as an officer of the Company on August 20, 1993.

     The following table presents information as to stock option awards to each of the named executive officers during the fiscal year ended June 25, 1993. No stock appreciation rights were granted. None of the listed persons is currently an executive officer of the Company.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                  INDIVIDUAL GRANTS                                        POTENTIAL REALIZABLE
- - --------------------------------------------------------------------------------------       VALUE AT ASSUMED
                               NUMBER OF                                                     ANNUAL RATES OF
                               SECURITIES      % OF TOTAL                                      STOCK PRICE
                               UNDERLYING       OPTIONS                                      APPRECIATION FOR
                                OPTIONS        GRANTED TO      EXERCISE                       OPTION TERM(1)
                                GRANTED       EMPLOYEES IN      PRICE       EXPIRATION     --------------------
            NAME                 (#)(2)       FISCAL YEAR       ($/SH)         DATE          5%          10%
- - ----------------------------   ----------     ------------     --------     ----------     -------     --------
Kurt B. Karmin..............     15,000           3.9%          $ 5.00        5-10-98      $60,143     $128,671
Victor C. Chigas............     14,000           3.6%          $ 5.00        5-10-98      $56,134     $120,093
Mark J. Grant...............     15,000           3.9%          $ 5.00        5-10-98      $60,143     $128,671
Norman E. Mains.............     12,000           3.1%          $ 5.00        5-10-98      $48,115     $102,937
Kenneth M. Karmin...........         --             --              --             --           --           --
- - -------------------------

(1) The dollar amounts in these columns project the amount that could have been earned if the Common Stock appreciates at the annual rates indicated from the date of grant and if the options were held until the expiration dates shown. These rates of appreciation are specified by the applicable rules of the Securities and Exchange Commission and are not intended to forecast possible future actual appreciation, if any, in the Company's stock prices.

(2) Options granted vest at 20% per year cumulatively and are exercisable upon vesting.

     The following table provides information as to the value of the options held by each named executive officer at June 25, 1993. No options were exercised by the named executive officers during the fiscal year ended June 25, 1993. The Company has terminated each of the named executive officers, therefore any unexercised options outstanding on the date of termination were cancelled. The Company has not granted stock appreciation rights.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                                            NUMBER OF
                                                                           SECURITIES         VALUE OF
                                                                           UNDERLYING        UNEXERCISED
                                                                           UNEXERCISED      IN-THE-MONEY
                                                                             OPTIONS         OPTIONS AT
                                                                          AT FY-END(#)        FY-END(1)
                                                                          -------------    ---------------
                                     SHARES ACQUIRED                      EXERCISABLE/      EXERCISABLE/
               NAME                  ON EXERCISE(#)     VALUE REALIZED    UNEXERCISABLE     UNEXERCISABLE
- - ----------------------------------   ---------------    --------------    -------------    ---------------
Kurt B. Karmin....................           --                --         43,000/27,000     $6,000/$20,250
Victor C. Chigas..................           --                --         16,720/16,580     $1,290/$12,435
Mark J. Grant.....................           --                --         27,000/18,000     $1,500/$13,500
Norman E. Mains...................           --                --         35,000/27,000    $26,250/$20,250
Kenneth M. Karmin.................           --                --          20,000/7,500      $3,750/$5,625
- - -------------------------

(1) Based on a closing stock price of $5.75 per share on June 25, 1993. The closing price on April 15, 1994 was $6.125.

REMUNERATION OF DIRECTORS

     Directors who are not otherwise employed by Parent, Abaco, the Company or a subsidiary of the Company are entitled to receive:

     - $2,500 for each meeting of the Board of Directors attended in person;

     - $500 for each meeting of the Board of Directors attended by telephone;

     - $2,500 for each meeting of a committee of the Board of Directors attended in person (unless such meeting is on the same day as a meeting of the Board of Directors); and

     - $500 for each meeting of a committee of the Board of Directors attended by telephone;

provided that such directors receive a minimum remuneration of $25,000 per fiscal year. Directors who are otherwise employed by Parent, Abaco, the Company or a subsidiary of the Company are not entitled to any additional compensation for serving as directors.

TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

     Pursuant to a Severance Agreement dated June 29, 1993 entered into between Kenneth M. Karmin and the Company's subsidiary, Rodman & Renshaw, Inc. ("Rodman"), in connection with the sale of Rodman's United Kingdom branch to Credit Agricole Futures, SNC, Mr. Karmin has been paid $135,000 (excluding compensation to which he was otherwise entitled for his services until his resignation on August 20, 1993, as an employee of Rodman).

     On June 28, 1993, the Company entered into a Change of Control Employment Agreement with Norman E. Mains, who was its President and Chief Operating Officer and a director at that time (the "Mains Agreement"). On January 10, 1994, Mr. Mains was terminated as an officer of the Company and as a result was ineligible to serve on its Board of Directors. The following, which is a description of the Mains Agreement, does not constitute an admission by the Company as to the enforceability of the Mains Agreement or the Company's obligation to pay Mr. Mains pursuant to its terms. The Company has thus far paid Mr. Mains certain sums while reserving all of its rights and defenses.

     The Mains Agreement provided that following a Change of Control, as defined therein (which has occurred; see "Change of Control") the Company would employ Mr. Mains until June 30, 1995 (the "Employment Period"), and he agreed to continue his employment with the Company until at least one year after the Change of Control. During the Employment Period, the Company could terminate him for "Cause," which included the commission of any felony, the habitual neglect of duties (other than on account of disability), willful breach of duty in the course of employment and inability to perform due to habitual alcohol or drug addiction. Mr. Mains could terminate his employment during the Employment Period for "Good Reason," which included the assignment to him of duties other than senior executive and administrative duties at least commensurate in all material respects with his experience and abilities or the Company's requiring him to be based at a location which is more than 25 miles from the location where he was employed before the Change of Control. If Mr. Mains' employment were terminated without Cause or he were to terminate employment for Good Reason, then he would be entitled to receive his base salary, bonus and benefits described below as if he had remained employed throughout the Employment Period (at the times he would have been entitled to receive such amounts). Subject to the aforementioned reservation of rights and defenses, the Company has paid Mr. Mains compensation pursuant to the Agreement as specified for a termination without cause.

     The Mains Agreement provides that Mr. Mains would be paid an annual base salary until June 30, 1995 ("during the Employment Period") in an amount at least equal to twelve times his highest monthly base salary during the twelve-month period before the Change of Control. (See "Summary Executive Compensation Table" for information concerning Mr. Mains' past compensation.) In addition to the base salary, Mr. Mains would be entitled to a bonus for each fiscal year within the Employment Period in an amount equal to 2% of Pre-Tax Income (as defined in the Mains Agreement) of the Company.

     The Company also entered into Change of Control Employment Agreements with other officers of the Company.

EMPLOYMENT AGREEMENTS

     On February 14, 1994, Rodman entered into an employment agreement with David H. Shulman, previously a First Vice President of Rodman, pursuant to which Mr. Shulman assumed the position of Managing Director of the Fixed Income Group of Rodman. Under the agreement, Mr. Shulman will receive fixed compensation of $1,300,000 per year, plus additional compensation equal to 15% of the net pretax profits of the Fixed Income Group. The agreement is for a term of three years commencing February 14, 1994, although Rodman may terminate it for cause or upon Mr. Shulman's death or disability. In the event that Rodman terminates Mr. Shulman without cause, Mr. Shulman will be entitled to receive the fixed compensation plus all other employee benefits for the remainder of the term of the agreement.

     The terms of the Employment Agreement with Mr. Daggs are set forth above under "Proposal 4 -- Approval of Performance Goal."

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

                                 [PASTE UP CRC]

     The peer issuers included in the Peer Group Index are The Advest Group, Alex. Brown & Sons, Bear Stearns, A.G. Edwards, Inter-Regional Financial Group, Legg Mason, Merrill Lynch & Co., Morgan Stanley Group, PaineWebber Group, The Quick & Reilly Group, Raymond James Financial, Salomon Inc. and Charles Schwab.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Policy

     Following the recent Change of Control (see page 4) the Company intends to review its executive compensation policies and will revise these policies as it deems necessary to serve the best interests of the Company. The Company recently entered into an employment agreement with its new chief executive officer, as discussed above under "Proposal 4 -- Approval of Performance Goal." Further, Rodman recently entered into an employment agreement with the new Managing Director of its Fixed Income Group, discussed above under "Executive Compensation -- Employment Agreements." The following is a description of what the present Compensation Committee perceives to have been past management's policies for the 1993 fiscal year.

Base Salaries, Bonuses and Stock Options

     The Compensation Committee of the Board of Directors reviewed recommendations of senior management with respect to executive officer base salaries (in the case of those executive officers who received them) and the recommendations of the Stock Option Committee of the Board of Directors with respect to stock option grants to executive officers. The Compensation Committee then reported to the Board its recommendations with respect to such base salaries and options, after making any revisions that it deemed appropriate. The recommendations appear to have been subjective in nature and the procedures informal.

     In the case of bonus compensation of certain executive officers, who received bonuses based on a percentage of the profitability of their respective departments or of the Company as a whole, the Compensation Committee early in the fiscal year reviewed the bonus formulas previously in effect and recommended any revisions it deemed appropriate to the Board for its approval. At the end of the fiscal year, the Compensation Committee reviewed the amounts of bonuses produced by the respective formulas, as well as senior management's recommendations for allocation of discretionary bonuses from a discretionary bonus pool reserve that had been accumulated on a monthly basis in amounts determined by senior management in light of the Company's profitability. After making any revisions it deemed appropriate in the formula and discretionary bonuses, the Compensation Committee made bonus recommendations for executive officers to the Board of Directors, for its approval.

     Stock options granted to executive officers in March, 1993, were granted with respect to the fiscal year ended June 25, 1992. No options were granted to executive officers with respect to the fiscal year ended June 25, 1993.

Commission Compensation

     A substantial portion of the compensation of each of the executive officers who were registered representatives was a percentage of the brokerage commissions generated by such executive officer. The percentage was determined by a grid, based on the investment products sold and the total sales volume of the individual registered representatives during the fiscal year, and was unaffected by the registered representative's status as an executive officer. During the fiscal year ended June 25, 1993, there were no modifications in the grid affecting compensation of any executive officer.

Chief Executive Officer

     The base salary and bonus formula for Mr. Kurt B. Karmin, the Company's chief executive officer during the fiscal year ended June 25, 1993, were continued without change from the prior fiscal year. Mr. Karmin's bonus of approximately $40,000 for the fiscal year ended June 25, 1993, was determined in accordance with his bonus formula. Mr. Karmin's incentive stock option grant of 15,000 shares in March, 1993, was issued with respect to the fiscal year ended June 30, 1992; he received no option grant with respect to the fiscal year ended June 25, 1993.

Membership of the Committee

     Membership of the Compensation Committee during the period of its involvement in executive officer compensation for the fiscal year ended June 25, 1993 was as follows: Victor C. Chigas, Sr. (Chairman), Vaughan R. Blake (commencing July, 1993), Frederick C. Uhlmann (until June, 1993), Norman E. Mains (until November, 1992), Michael J. Stoken (until April, 1993, when he resigned from the Company and the Board) and Mark G. Grant (until July, 1993). Membership of the Stock Option Committee during this period consisted of Gregory
P. Quinlivan, Larry Helfand, Kenneth M. Karmin, and Francis L. Kirby (until May, 1993, when he resigned from the Company and the Board).

     Due to the substantial changes in management of the Company during the recent period, and the perceived informality of past committee procedures, the present Compensation Committee can only present its understanding of past policy without first-hand knowledge thereof.

Policy with Regard to Deductibility of Executive Compensation

     As discussed above under "Proposal 4 -- Approval of Performance Goal," Internal Revenue Code Section 162(m) and the proposed regulations thereunder generally limit a public corporation's annual federal tax deduction for compensation (including stock-based compensation such as options) paid to certain top executive officers to $1,000,000. If the stockholders approve the Plans and the Performance Goal, options granted under the Plans and the performance-based compensation paid to Mr. Daggs if the Company meets the Performance Goal will not be subject to the Section 162(m) limit. The Company is in the process of evaluating how the Company's other compensation programs may be affected if the proposed regulations are ultimately adopted.

                               BOARD OF DIRECTORS

                             ALEXANDER C. ANDERSON
                                PAUL C. BLACKMAN
                            EDUARDO CAMARENA LEGASPI
                             CHARLES W. DAGGS, III
                           JORGE ANTONIO GARCIA GARZA
                              LAWRENCE R. HELFAND
                                 SCOTT H. LANG
                              JORGE LANKENAU ROCHA
                                THOMAS E. MEADE
                             MAURICIO MORALES SADA
                                 RICHARD PIGOTT
                                 DAVID S. RUDER
                                PETER J. SCHILD
                               JOSEPH P. SHANAHAN
                              FREDERICK G. UHLMANN

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Victor C. Chigas, Mr. Norman E. Mains, Mr. Frederick C. Uhlmann, Mr. Michael J. Stoken and Mr. Mark G. Grant, who served during the fiscal year ended June 25, 1993 (or a portion of such year) as members of the Compensation Committee, were each, during the fiscal year (or a portion of such year), executive officers of the Company. Mr. Gregory P. Quinlivan, Mr. Lawrence R. Helfand, Mr. Kenneth M. Karmin and Mr. Francis L. Kirby, who served during the fiscal year ended June 25, 1993 (or a portion of such year) as members of the Stock Option Committee, were each, during the fiscal year (or a portion of such year) executive officers of the Company.

     Mr. Vaughan R. Blake, a director of the Company during the fiscal year ended June 25, 1993, who served as a member of the Company's Compensation Committee, was during that time a managing director for

Creditanstalt International Advisers, Inc., an investment banking subsidiary of Creditanstalt-Bankverein, which entered into a lease of office space to the Company in November 1992 for a five year term, at a monthly rental of approximately $12,000 subject to certain escalation provisions. Creditanstalt-Bankverein also made a $3.5 million subordinated loan to the Company in 1990 (simultaneously with an equity investment that has since been sold to an outside third party), bearing interest at a rate, at June 25, 1993, of LIBOR plus 3%, due in eight annual installments beginning October 1, 1993. During the fiscal year ended June 25, 1993, Creditanstalt-Bankverein received interest payments from the Company aggregating $202,000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In January, 1994, prior to his appointment as a Director of the Company, Thomas E. Meade entered into an arrangement with the Company pursuant to which the Company paid Mr. Meade a fee of $225,000 for his assistance to the Company in its search for a new chief executive officer.

     As a matter of policy, the Company does not intend to make any loans to directors or executive officers of the Company other than in margin transactions conducted in the ordinary course of the business. Certain directors and executive officers of the Company maintain margin accounts with Rodman pursuant to which Rodman may make loans for the purchase of securities. All margin loans are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features.

     See also "Compensation Committee Interlocks and Insider Participation" and "Change of Control."

STOCK OWNERSHIP AND TRADING REPORTS

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own more than 10% of the Common Stock to file initial stock ownership reports and reports of changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. The Company must also be furnished with a copy of these reports.

     Following the recent Change of Control, the Company reviewed the Section 16 filings of those persons who were executive officers and/or directors of the Company during its 1993 fiscal year. Based on its review of these reports, the Company has found that several such persons erroneously reported the receipt of certain options to purchase Common Stock only as the options vested rather than at the time of grant, as required under Section 16. Because of this misunderstanding of the Section 16 reporting rules, the following persons each failed to file a Section 16 report with respect to one option grant and filed two late reports with respect to two other option grants, which reports listed only options vested rather than all options granted: Victor C. Chigas, Mark J. Grant, Lawrence J. Helfand, Kurt B. Karmin, Ira J. Kaufman, Francis L. Kirby, Scott H. Lang, Gerald B. Rivlin and Frederick G. Uhlmann. The following persons each filed two late reports with respect to two option grants, which reports listed only options vested rather than all options granted: Robert D. Glick, Kenneth M. Karmin and Gerald B. Mullin. The following persons failed to file a report with respect to one option grant and filed a late report with respect to a second option grant, which report listed only options vested rather than all options granted: Norman E. Mains, Eugene Miller, Gregory P. Quinlivan and Michael J. Stoken. David J. Kenneth failed to file a report with respect to one option grant and filed three late reports with respect to three option grants, which reports listed only options vested rather than all options granted. Peter
J. Schild filed one late report which listed only options vested rather than all options granted.

     In addition to the foregoing erroneous reporting, during the June 24, 1994 fiscal year to date, Mr. Uhlmann failed to file three reports with respect to seven transactions and Messrs. Hague, Meade, Pigott and Shulman each filed a late Form 3 Initial Statement of Beneficial Ownership of Securities. Also during the June 24, 1994 fiscal year, Abaco entered into mutually binding agreements with Messrs. Chigas, Grant, Helfand, Karmin, Lang, Mains, Quinlivan and Uhlmann to purchase on January 10, 1995, shares that each of such persons obtained upon the exercise of stock options following the Change of Control. To the extent that Abaco was required to report such agreements on a Form 4, the Form 4 was filed late. Further, to date none of such persons has filed a Form 4 with the Company reporting the exercise or the transaction with Abaco other than Mr. Helfand, who filed a timely report of his exercise of the options.

                             STOCKHOLDER PROPOSALS

     The Board of Directors of the Company has determined as a cost saving measure to change the Company's fiscal year to a calendar year. Therefore, it anticipates that it will hold its next Annual Meeting of Stockholders in May, 1995. Any stockholder who wishes to submit a proposal for inclusion in the proxy material to be distributed by the Company in connection with its annual meeting in 1995 must do so no later than December 26, 1994.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Company has no knowledge of any business other than the matters described above that will be presented at the Annual Meeting on June 1, 1994. If any other business should come before the Annual Meeting, it is intended that the persons named in the enclosed proxy will have discretionary authority to vote the shares that they represent.

                                    * * * *

     The By-Laws of the Company require that a stockholder intending to nominate any person for election as a Director of the Company must deliver written notice thereof to the Secretary of the Company not less than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. The notice must set forth certain information concerning such stockholder and his nominee(s), including their names and addresses, a representation that the stockholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, a description of all arrangements or understandings between the stockholder and each nominee, such other information as would be required to be included in a proxy statement soliciting proxies for the election of the nominees of such stockholder and the consent of each nominee to serve as a director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

     The Annual Report to Stockholders for the fiscal year ended June 25, 1993 was previously mailed to the stockholders and is not a part of the proxy solicitation material.

                                        By order of the Board of Directors

                                        James D. Van De Graaff
                                        Secretary
Rodman & Renshaw Capital Group, Inc.
120 South LaSalle Street
Chicago, Illinois 60603

April 25, 1994

                                                                       EXHIBIT A

     THE PLAN. The Rodman & Renshaw Capital Group, Inc. (the "Company") Non-Employee Director Stock Option Plan (the "Plan") is adopted as of April 11, 1994.

     1. PURPOSE. The Plan is intended to assist in attracting, retaining and motivating Non-Employee Directors of outstanding ability and to promote identification of their interests with those of the stockholders of the Company.

     2. DEFINITIONS.

     As used in the Plan, terms defined parenthetically immediately after their use shall have the respective meanings provided by such definitions and the terms set forth below shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     (a) "Award" means options granted under the Plan.

     (b) "Board" means the Board of Directors of the Company.

     (c) "Committee" means the Stock Option Plan Committee of the Board.

     (d) "Company" has the meaning set forth in the introductory paragraph.

     (e) "Disability" means a mental or physical condition which renders a Grantee unable or incompetent to carry out the job responsibilities which such Grantee held or the tasks to which such Grantee was assigned at the time the disability was incurred, and which is expected to be permanent or for an indefinite duration exceeding one year.

     (f) "Effective Date" means June 1, 1994.

     (g) "Fair Market Value" of any security of the Company means, as of any applicable date the closing price, regular way, of the security as reported on the New York Stock Exchange Composite Tape, or if no such reported sale of the security shall have occurred on such date, on the next preceding date on which there was such a reported sale.

     (h) "Grant Date" means the date on which an Award shall be duly granted, as determined in accordance with Section 6(a)(i).

     (i) "Grantee" means an individual who has been granted an Award.

     (j) "including" or "includes" means "including, without limitation," or "includes, without limitation."

     (k) "1934 Act" means the Securities Exchange Act of 1934, as amended. References to a particular section of, or rule under, the 1934 Act shall include references to successor provisions.

     (l) "Non-Employee Director" means any duly elected member of the Board who is not an employee of Parent, the Company or any subsidiary of the Company.

     (m) "Option Price" means the per share purchase price of Stock subject to an option.

     (n) "Parent" means any entity owning 51% or more of the outstanding voting stock of the Company and any other entity controlling, controlled by or under common control with such entity.

     (o) "Plan" has the meaning set forth in the introductory paragraph.

     (p) "SEC" means the Securities and Exchange Commission.

     (q) "Secretary" means the duly appointed Secretary of the Company.

     (r) "Stock" means the common stock of the Company, par value $.09.

     3. SCOPE OF THE PLAN.

     (a) The aggregate number of shares of Stock which may be purchased pursuant to options granted under this Plan shall be 400,000 shares of Stock as of the Effective Date which is hereby made available and is reserved for delivery on account of the exercise of Awards and payment of benefits in connection with Awards. Such shares may be treasury shares or newly issued shares, as may be determined from time to time by the Board.

     (b) If and to the extent an Award shall expire or terminate for any reason without having been exercised in full or shall be forfeited, without, in either case, the Grantee having enjoyed any of the benefits of stock ownership, the shares of Stock associated with such Award shall become available for other Awards.

     4. ADMINISTRATION.

     The Plan shall be administered by the Secretary who shall have the authority to construe and interpret the Plan, and to establish or adopt rules, regulations and forms relating to the administration of the Plan. The Secretary shall have no authority to add to, delete from or modify the terms of the Plan, as the Plan shall be nondiscretionary as to the eligibility of participants and the timing and amounts of the grants. Neither the Secretary nor any member of the Board shall be liable for any act or determination made in good faith.

     5. ELIGIBILITY. Subject to Sections 10 and 16, Director Shares shall be granted to all Non-Employee Directors.

     6. TERMS OF GRANTS.

     (a) GENERAL TERMS.

          (i) On July 1 (or if not a business day, the next business day) of each year during the term of the Plan, each person who is then a Non-Employee Director shall, automatically and without necessity of any action by the Company, be entitled to receive an option to purchase 7,500 shares of Stock. If on any annual Grant Date the number of options otherwise issuable to the Non-Employee Directors shall exceed the number of options then remaining available under the Plan, each Non-Employee Director shall be entitled to receive a number of options equal to (i) the number of options then remaining available under the Plan, divided by (ii) the number of participating Non-Employee Directors, disregarding any fractions of an option.

          (ii) The term of each Award shall be 10 years from the Grant Date, and shall be subject to earlier termination as herein provided.

     (b) OPTION PRICE. The Option Price of an option shall be 100% of the per share Fair Market Value of the Stock on the Grant Date. Such price shall be subject to adjustment as provided in Section 13.

     (c) NON-QUALIFIED STOCK OPTIONS. Any option granted under this Plan shall be a non-qualified stock option and shall not constitute an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended.

     (d) OPTION AGREEMENT. No person shall have any rights under any option granted under the Plan unless and until the Company and the person to whom such option shall have been granted shall have executed and delivered an agreement expressly granting the option to such person and containing provisions setting forth the terms for the option.

     7. NON-TRANSFERABILITY. Each Award granted hereunder shall not be assignable or transferable other than by will or the laws of descent and distribution; provided, however, that a Grantee may in a manner specified by the Secretary designate in writing a beneficiary to exercise his Award after the Grantee's death.

     8. EXERCISE. Each option shall be fully vested, nonforfeitable and exercisable in one or more installments commencing on the twelve-month anniversary of the Grant Date of such option.

     Each option shall be exercised by delivery to the Secretary of written notice of intent to purchase a specific number of shares of Stock subject to the option. The Option Price of any shares of Stock as to which an option shall be exercised shall be paid in full at the time of the exercise. Payment may, at the election of the Grantee, be made in any one or any combination of the following:

        (i) cash;

          (ii) Stock held by the Grantee for at least 6 months prior to exercise of the option, valued at its Fair Market Value on the date of exercise; or

          (iii) through simultaneous sale through a broker of shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board.

     9. TERMINATION OF DIRECTORSHIP.

     (a) ON ACCOUNT OF DEATH. If a Grantee has a termination of directorship on account of the Grantee's death, any unexercised option, which is exercisable on the date of death may be exercised, in whole or in part, at any time within one year after the Grantee's death, by (A) his personal representative or by the person to whom the option is transferred by will or the applicable laws of descent and distribution, or (B) the Grantee's beneficiary designated in accordance with Section 7.

     (b) ON ACCOUNT OF DISABILITY. If a Grantee has a termination of directorship on account of Disability, any outstanding option which is then exercisable may be exercised, in whole or in part, at any time within one year after the Grantee's Disability.

     (c) ANY OTHER REASON. If a Grantee has a termination of directorship for a reason other than for death of the Grantee or the Grantee's Disability, any option to the extent exercisable on the date of such termination of directorship, shall terminate on the date of the Grantee's termination of directorship.

     (d) EXTENSION OF TERM. In the event of any termination of directorship, the term of any Award which by its terms would otherwise expire on account of the Grantee's termination of directorship but prior to the end of the period following the Grantee's termination of directorship described in Sections (a),
(b), and (c) above for exercise of Awards shall not be extended beyond the date which is the 10th anniversary of the Grant Date of such Award.

     10. SECURITIES LAW MATTERS.

     (a) If the Company deems necessary to comply with the Securities Act of 1933, the Company may require a written investment intent representation by the Grantee and may require that a restrictive legend be affixed to certificates for shares of Stock.

     (b) If, based upon the opinion of counsel for the Company, the Company determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of (i) federal or state securities laws or (ii) the listing requirements of any national securities exchange on which are listed any of the Company's equity securities, then the Company may postpone any such exercise, nonforfeitability or delivery, as the case may be, but the Company shall use its best efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

     11. RIGHTS AS A STOCKHOLDER. A Grantee shall not by reason of any Award have any right as a stockholder of the Company with respect to the shares of Stock which may be deliverable upon exercise or payment of such Award until such shares have been delivered to him.

     12. ADJUSTMENTS. The aggregate number of shares of Stock available under
Section 3(a), the number of shares of Stock covered by an Award and the Option Price shall be equitably adjusted to reflect a stock dividend, stock split, reverse stock split, share combination, recapitalization, merger, consolidation, acquisition of property or shares, separation, asset spin-off, reorganization, stock rights offering, liquidation or similar event, of or by the Company. Notwithstanding the foregoing, upon the approval by the stockholders of the Company of a plan of liquidation for the Company, any unexercised options theretofore granted, shall thereupon become exercisable.

     13. AMENDMENT OF THE PLAN. The Board may from time to time in its discretion amend or modify the Plan without the approval of the stockholders of the Company, except as such stockholder approval may be required (a) to permit the grant of Awards under, and transactions in Stock pursuant to, the Plan to be exempt from liability under Section 16(b) of the 1934 Act or (b) under the listing requirements of any national securities exchange on which are listed any of the Company's equity securities; provided, however, that (i) any amendment or termination of this Plan shall not affect previously granted options and (ii) to the extent prohibited under Rule 16b-3(2)(ii)(B) under the 1934 Act (or any successor rule), the Plan may not be amended more than once every six months.

     14. TERMINATION OF THE PLAN. The Plan shall terminate on the tenth (10th) anniversary of the Effective Date or at such earlier time as the Board may determine. Any termination, whether in whole or in part, shall not affect any Award then outstanding under the Plan.

     15. NO ILLEGAL TRANSACTIONS. The Plan and all Awards granted pursuant to it are subject to all laws and regulations of any governmental authority which may be applicable thereto; and notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise Awards or receive the benefits thereof and the Company shall not be obligated to deliver any Stock or pay any benefits to a Grantee if such exercise, delivery, receipt or payment of benefits would constitute a violation by the Grantee or the Company of any provision of any such law or regulation.

     16. CONTROLLING LAW. The law of the State of Illinois, except its law with respect to choice of law, shall be controlling in all matters relating to the Plan.

     17. SEVERABILITY. If all or any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of the Plan not declared to be unlawful or invalid. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

                                                                       EXHIBIT B

     THE PLAN. The Rodman & Renshaw Capital Group, Inc. (the "Company") 1994 Stock Option Plan is adopted as of April 11, 1994.

     1. PURPOSE. The purpose of the Plan is to advance the interest of the Company by encouraging and enabling the acquisition of a larger personal financial interest in the Company by those employees upon whose judgment and efforts the Company is largely dependent for the successful conduct of its operations. An additional purpose of the Plan is to provide a means by which employees of the Company and its Subsidiaries can acquire and maintain Stock ownership, thereby strengthening their commitment to the success of the Company and their desire to remain employed by the Company and its Subsidiaries. It is anticipated that the acquisition of such financial interest and Stock ownership will stimulate the efforts of such employees on behalf of the Company, strengthen their desire to continue in the service of the Company and encourage shareholder and entrepreneurial perspectives through employee stock ownership. It is also anticipated that the opportunity to obtain such financial interest and Stock ownership will prove attractive to promising new employees and will assist the Company in attracting such employees.

     2. DEFINITIONS.

     As used in the Plan, terms defined parenthetically immediately after their use shall have the respective meanings provided by such definitions and the terms set forth below shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     (a) "Award" means options granted under the Plan.

     (b) "Award Agreement" has the meaning specified in Section 4(b)(v).

     (c) "Board" means the Board of Directors of the Company.

     (d) "Cause" includes termination based on the commission of any act or acts involving dishonesty, fraud, illegality or moral turpitude.

     (e) "Code" means the Internal Revenue Code of 1986, as amended, and regulations and rulings thereunder. References to a particular section of the Code shall include references to successor provisions.

     (f) "Committee" means the Compensation/Stock Plan Option Committee of the Board appointed pursuant to Section 4.

     (g) "Company" has the meaning set forth in the introductory paragraph.

     (h) "Disability" means, as relates to the exercise of an incentive stock option after termination of employment, a disability within the meaning of
Section 22(e)(3) of the Code, and for all other purposes, a mental or physical condition which, in the opinion of the Committee, renders a Grantee unable or incompetent to carry out the job responsibilities which such Grantee held or the tasks to which such Grantee was assigned at the time the disability was incurred, and which is expected to be permanent or for an indefinite duration exceeding one year.

     (i) "Effective Date" means June 1, 1994.

     (j) "Fair Market Value" of any security of the Company means, as of any applicable date the closing price, regular way, of the security as reported on the New York Stock Exchange Composite Tape, or if no such reported sale of the security shall have occurred on such date, on the next preceding date on which there was such a reported sale.

     (k) "Grant Date" means the date on which an Award shall be duly granted, as determined in accordance with Section 6(a)(i).

     (l) "Grantee" means an individual who has been granted an Award.

     (m) "including" or "includes" means "including, without limitation," or "includes, without limitation."

     (n) "Minimum Consideration" means $.09 per share with respect to authorized but previously unissued stock, and zero with respect to treasury stock, or such larger amount determined pursuant to resolution of the Board to be capital within the meaning of Section 154 of the Delaware General Corporation Law.

     (o) "1934 Act" means the Securities Exchange Act of 1934, as amended. References to a particular section of, or rule under, the 1934 Act shall include references to successor provisions.

     (p) "Option Price" means the per share purchase price of Stock subject to an option.

     (q) "Plan" has the meaning set forth in the introductory paragraph.

     (r) "SEC" means the Securities and Exchange Commission.

     (s) "Section 16 Grantee" means a person subject to potential liability under Section 16(b) of the 1934 Act with respect to transactions involving equity securities of the Company.

     (t) "Stock" means the common stock of the Company, par value $.09.

     (u) "Subsidiary" means with respect to incentive stock options, a corporation as defined in Section 424(f) of the Code with the Company being treated as the employer corporation for purposes of this definition.

     (v) "10% Owner" means a person who owns stock (including stock treated as owned under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company.

     3. SCOPE OF THE PLAN.

     (a) The aggregate number of shares of Stock which may be purchased pursuant to options granted under this Plan shall be 1,000,000 shares of Stock as of the Effective Date which is hereby made available and is reserved for delivery on account of the exercise of Awards and payment of benefits in connection with Awards. Such shares may be treasury shares or newly issued shares, as may be determined from time to time by the Board or the Committee.

     (b) If and to the extent an Award shall expire or terminate for any reason without having been exercised in full (including a cancellation and regrant of an option pursuant to Section 15), or shall be forfeited, without, in either case, the Grantee having enjoyed any of the benefits of stock ownership, the shares of Stock associated with such Award shall become available for other Awards.

     4. ADMINISTRATION.

     (a) The Plan shall be administered by a committee ("Committee") which shall consist of not less than two persons (three persons prior to September 1, 1994) who are directors of the Company. Membership on the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions in Stock pursuant to the Plan to be exempt from liability under Section 16(b) of the 1934 Act pursuant to Rule 16b-3 thereunder, and to permit compensation earned by individuals pursuant to the Plan to be exempt from the limitation set forth in Section 162(m) of the Code.

     (b) The Committee shall have full and final authority, in its discretion, but subject to the express provisions of the Plan, as follows:

          (i) to grant Awards;

          (ii) to determine (A) when Awards may be granted, and (B) whether or not specific Awards shall be identified with other specific Awards, and if so whether they shall be exercisable cumulatively with or alternatively to such other specific Awards;

          (iii) to interpret the Plan and to make all determinations necessary or advisable for the administration of the Plan;

          (iv) to prescribe, amend, and rescind rules and regulations relating to the Plan, including rules with respect to the exercisability and nonforfeitability of Awards upon the termination of employment of a Grantee;

          (v) to determine the terms and provisions and any restrictions or conditions (including specifying such performance criteria as the Committee deems appropriate, and imposing restrictions with respect to stock acquired upon exercise of an option, which restrictions may continue beyond the Grantee's termination of employment) of the written agreements by which all Awards shall be evidenced ("Award Agreements") which need not be identical and, with the consent of the Grantee, to modify any such Award Agreement at any time;

          (vi) to cancel, subject to Section 15, outstanding Awards and to grant new Awards in substitution therefor;

          (vii) to accelerate the exercisability of, and to accelerate or waive any or all of the restrictions and conditions applicable to, any Award, or any group of Awards for any reason;

          (viii) subject to Section 6(a)(ii), to extend the time during which any Award or group of Awards may be exercised; and

          (ix) to impose such additional conditions, restrictions, and limitations upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including requiring simultaneous exercise of related identified Awards, and limiting the percentage of Awards which may from time to time be exercised by a Grantee.

The determination of the Committee on all matters relating to the Plan or any Award Agreement shall be conclusive and final. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

     5. ELIGIBILITY. Awards may be granted to any full-time employee (including any officer) of the Company or any of its domestic Subsidiaries. In selecting the individuals to whom Awards may be granted, as well as in determining the number of shares of Stock subject to, and the other terms and conditions applicable to, each Award, the Committee shall take into consideration such factors as it deems relevant in promoting the purposes of the Plan.

     6. CONDITIONS TO GRANTS.

     (a) GENERAL CONDITIONS.

          (i) The Grant Date of an Award shall be the date on which the Committee grants the Award or such later date as specified in advance by the Committee.

          (ii) The term of each Award (subject to Section 6(c) with respect to incentive stock options) shall be a period of not more than 10 years from the Grant Date, and shall be subject to earlier termination as herein provided.

          (iii) A Grantee may, if otherwise eligible, be granted additional Awards in any combination.

          (iv) No Grantee may receive an Award which, in combination with all other Awards to such Grantee under the Plan (regardless of whether it has been exercised or cancelled), aggregates more than 200,000 shares of Stock in a one-year period.

     (b) GRANT OF OPTIONS AND OPTION PRICE. No later than the Grant Date of any option, the Committee shall determine the Option Price of such option. The Option Price of an option shall not be less than 100% of the Fair Market Value of the Stock on the Grant Date. Such price shall be subject to adjustment as provided in Section 22. The Award Agreement may provide that the option shall be exercisable for restricted stock.

     (c) GRANT OF INCENTIVE STOCK OPTIONS. At the time of the grant of any option, the Committee may designate that such option shall be made subject to additional restrictions to permit it to qualify as an

"incentive stock option" under the requirements of Section 422 of the Code. Any option designated as an incentive stock option:

          (i) shall not be granted to a 10% Owner at an Option Price less than 110% of the Fair Market Value of the Stock on the Grant Date;

          (ii) shall be for a period of not more than 10 years from the Grant Date, (5 years if granted to a 10% Owner) and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;

          (iii) shall not have an aggregate Fair Market Value (determined for each incentive stock option at its Grant Date) of Stock with respect to which incentive stock options are exercisable for the first time by such Grantee during any calendar year (under the Plan and any other employee stock option plan of the Grantee's employer or any parent or Subsidiary thereof ("Other Plans")), determined in accordance with the provisions of
     Section 422 of the Code, which exceeds $100,000 (the "$100,000 Limit");

          (iv) shall, if the aggregate Fair Market Value of Stock (determined on the Grant Date) with respect to all incentive stock options previously granted under the Plan and any Other Plans ("Prior Grants") and any incentive stock options under such grant (the "Current Grant") which are exercisable for the first time during any calendar year would exceed the $100,000 Limit, be exercisable as follows:

             (A) the portion of the Current Grant exercisable for the first time by the Grantee during any calendar year which would, when added to any portions of any Prior Grants, be exercisable for the first time by the Grantee during such calendar year with respect to Stock which would have an aggregate Fair Market Value (determined as of the respective Grant Date for such options) in excess of the $100,000 Limit shall, notwithstanding the terms of the Current Grant, be exercisable for the first time by the Grantee in the first subsequent calendar year or years in which it could be exercisable for the first time by the Grantee when added to all Prior Grants without exceeding the $100,000 Limit; and

             (B) if, viewed as of the date of the Current Grant, any portion of a Current Grant could not be exercised under the provisions of the immediately preceding sentence during any calendar year commencing with the calendar year in which it is first exercisable through and including the last calendar year in which it may by its terms be exercised, such portion of the Current Grant shall not be an incentive stock option, but shall be exercisable as a separate option at such date or dates as are provided in the Current Grant;

          (v) shall be granted within 10 years from the earlier of the date the Plan is adopted or the date the Plan is approved by the stockholders of the Company;

          (vi) shall require the Grantee to notify the Committee of any disposition of any Stock issued pursuant to the exercise of the incentive stock option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition; and

          (vii) shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee's lifetime, only by the Grantee; provided, however, that the Grantee may, to the extent provided in the Plan in any manner specified by the Committee, designate in writing a beneficiary to exercise his incentive stock option after the Grantee's death.

Notwithstanding the foregoing and Section 4(b)(v), the Committee may, without the consent of the Grantee, at any time before the exercise of an option (whether or not an incentive stock option), take any action necessary to prevent such option from being treated as an incentive stock option.

     7. GRANTEE'S AGREEMENT TO SERVE. Each Grantee who is granted an Award shall, by executing such Grantee's Award Agreement, agree that such Grantee will remain in the employ of the Company or any of its Subsidiaries for at least one year after the Grant Date. No obligation of the Company or any of its Subsidiaries as to the length of any Grantee's employment shall be implied by the terms of the Plan, any grant of an Award hereunder or any Award Agreement. The Company and its Subsidiaries reserve the same rights to terminate employment of any Grantee as existed before the Effective Date.

     8. NON-TRANSFERABILITY. Each Award granted hereunder shall not be assignable or transferable other than by will or the laws of descent and distribution; provided, however, that a Grantee may in a manner specified by the Committee designate in writing a beneficiary to exercise his Award after the Grantee's death.

     9. EXERCISE.

     (a) EXERCISE OF OPTIONS. Subject to such terms and conditions as the Committee may impose, each option shall be exercisable in one or more installments commencing not earlier than the first anniversary of the Grant Date of such option.

     Each option shall be exercised by delivery to the Company of written notice of intent to purchase a specific number of shares of Stock subject to the option. The Option Price of any shares of Stock or shares of restricted stock as to which an option shall be exercised shall be paid in full at the time of the exercise. Payment may, at the election of the Grantee, be made in any one or any combination of the following:

          (i)  cash;

          (ii) Stock held by the Grantee for at least 6 months prior to exercise of the option, valued at its Fair Market Value on the date of exercise;

          (iii) with the approval of the Committee, shares of restricted stock held by the Grantee for at least 6 months prior to exercise of the option, each valued at the Fair Market Value of a share of Stock on the date of exercise; or

          (iv) through simultaneous sale through a broker of shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board.

In the discretion of the Committee and to the extent permitted by law, payment may also be made in accordance with Section 10.

     If restricted stock ("Tendered Restricted Stock") is used to pay the Option Price for Stock subject to an option, then the Committee may, but need not, specify that (i) all the shares of Stock acquired on exercise of the option shall be subject to the same restrictions as the Tendered Restricted Stock, determined as of the date of exercise of the option, or (ii) a number of shares of Stock acquired on exercise of the option equal to the number of shares of Tendered Restricted Stock shall, unless the Committee provides otherwise, be subject to the same restrictions as the Tendered Restricted Stock, determined as of the date of exercise of the option.

     (b) SPECIAL RULES FOR SECTION 16 GRANTEES. No option shall be exercisable by a Section 16 Grantee during the first six months after its Grant Date, except as exempted from Section 16 of the 1934 Act under Rule 16a-2(d) under the 1934 Act.

     10. LOANS AND GUARANTEES. The Committee may, in its discretion:

          (a) allow a Grantee to defer payment to the Company of all or any portion of (i) the Option Price of an option, or (ii) any taxes associated with a benefit hereunder which is not a cash benefit at the time such benefit is so taxable, or

          (b) cause the Company to guarantee a loan from a third party to the Grantee, in an amount equal to all or any portion of such Option Price, purchase price, or any related taxes.

Any such payment deferral or guarantee by the Company pursuant to this Section 10 shall be on such terms and conditions as the Committee may determine; provided that the interest rate applicable to any such payment deferral shall not be more favorable to the Grantee than the terms applicable to funds borrowed by the Company. Notwithstanding the foregoing, a Grantee shall not be entitled to defer the payment of such Option Price, purchase price or any related taxes unless the Grantee (i) enters into a binding obligation to pay the deferred amount and (ii) except with respect to treasury shares, pays upon exercise of an option an amount equal to or greater than the Minimum Consideration thereof. If the Committee has permitted a payment deferral or caused the Company to guarantee a loan pursuant to this
Section 10, then the Committee may, in its discretion, require the immediate payment of such deferred amount or the immediate release of such guarantee upon the Grantee's termination of employment or if the Grantee sells or otherwise transfers the Grantee's shares of Stock purchased pursuant to such deferral or guarantee.

     11. NOTIFICATION UNDER SECTION 83(B). The Committee may, on the Grant Date or any later date, prohibit a Grantee from making the election described below. If the Committee has not prohibited such Grantee from making such election, and the Grantee shall, in connection with the exercise of any option, make the election permitted under Section 83(b) of the Code (i.e., an election to include in such Grantee's gross income in the year of exercise the amounts specified in
Section 83(b) of the Code), such Grantee shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Section 83(b) of the Code.

     12. MANDATORY WITHHOLDING TAXES.

     (a) Whenever under the Plan, cash or shares of Stock are to be delivered upon exercise or payment of an Award or any other event with respect to rights and benefits hereunder, the Company shall be entitled to require as a condition of delivery (i) that the Grantee remit an amount sufficient to satisfy all federal, state, and local withholding tax requirements related thereto, (ii) the withholding of such sums from compensation otherwise due to the Grantee or from any shares of Stock due to the Grantee under the Plan or (iii) any combination of the foregoing.

     (b) If any disqualifying disposition described in Section 6(c)(vi) is made with respect to shares of Stock acquired under an incentive stock option granted pursuant to the Plan or any election described in Section 11 is made, then the person making such disqualifying disposition or election shall remit to the Company an amount sufficient to satisfy all federal, state, and local withholding taxes thereby incurred; provided that, in lieu of or in addition to the foregoing, the Company shall have the right to withhold such sums from compensation otherwise due to the Grantee or from any Award including any shares of stock due to the Grantee under the Plan.

     13. ELECTIVE SHARE WITHHOLDING.

     (a) Subject to Section 13(b), a Grantee may elect the withholding ("Share Withholding") by the Company of a portion of the shares of Stock otherwise deliverable to such Grantee upon the exercise or payment of an Award (a "Taxable Event") having a Fair Market Value equal to:

          (i) the minimum amount necessary to satisfy required federal, state, or local withholding tax liability attributable to the Taxable Event; or

          (ii) with the Committee's prior approval, a greater amount, not to exceed the estimated total amount of such Grantee's tax liability with respect to the Taxable Event.

     (b) Each Share Withholding election by a Grantee shall be subject to the following restrictions:

          (i) any Grantee's election shall be subject to the Committee's right to revoke such election of Share Withholding by such Grantee at any time before the Grantee's election if the Committee has reserved the right to do so in the Award Agreement;

          (ii) if the Grantee is a Section 16 Grantee, such Grantee's election shall be subject to the disapproval of the Committee at any time, whether or not the Committee has reserved the right to do so;

          (iii) the Grantee's election must be made before the date (the "Tax Date") on which the amount of tax to be withheld is determined;

          (iv) the Grantee's election shall be irrevocable;

          (v) a Section 16 Grantee may not elect Share Withholding within six months after the grant of the related option (except if the Grantee dies or incurs a Disability before the end of the six-month period); and

          (vi) except to the extent such condition may be waived by the General Counsel of the Company a Section 16 Grantee must elect Share Withholding either six months before the Tax Date or during the ten business day period beginning on the third business day after the release of the Company's quarterly or annual summary statement of sales and earnings.

     14. TERMINATION OF EMPLOYMENT.

     (a) ON ACCOUNT OF DEATH. If a Grantee has a termination of employment on account of the Grantee's death, any unexercised option, which is exercisable on the date of such termination of employment may be exercised, in whole or in part, at any time within one year after the Grantee's death, by (A) his personal representative or by the person to whom the option is transferred by will or the applicable laws of descent and distribution, or (B) the Grantee's beneficiary designated in accordance with Sections 6(c)(vii) or 8; and

     (b) ON ACCOUNT OF DISABILITY. If a Grantee has a termination of employment on account of Disability, any outstanding option which is then exercisable may be exercised, in whole or in part, at any time within one year after the Grantee's Disability.

     (c) ANY OTHER REASON. If a Grantee has a termination of employment for a reason other than for death of the Grantee or the Grantee's Disability, any option to the extent exercisable on the date of the Grantee's termination of employment, shall terminate on the date of the Grantee's termination of employment.

     (d) EXTENSION OF TERM. In the event of any termination of employment, the term of any Award which by its terms would otherwise expire on account of the Grantee's termination of employment but prior to the end of the period following the Grantee's termination of employment described in Sections (a), (b), and (c) above for exercise of Awards shall not be extended beyond the date which is the 10th anniversary of the Grant Date of such Award (5th anniversary of the Grant Date of such Award, in the case of an incentive stock option granted to a 10% Owner).

     15. SUBSTITUTED AWARDS. If the Committee cancels any Award (granted under this Plan or any plan of any entity acquired by the Company or any of its Subsidiaries), and a new Award is substituted therefor, then the Committee may, in its discretion, determine the terms and conditions of such new Award; provided that (a) the Option Price of any new option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant of the new Award; (b) no Award shall be cancelled without the consent of the Grantee if the terms and conditions of the new Award to be substituted are not at least as favorable as the terms and conditions of the Award to be cancelled (and the Grant Date of the new Award shall be the date on which such new Award is granted); (c) no Section 16 Grantee may exercise a substituted option within six months after the Grant Date (calculated without reference to this Section 15) of such substituted option, unless the Company shall have received an opinion of counsel for the Company or "no action" or interpretive letter from the staff of the SEC to the effect that such limitation is not necessary in order to avoid liability under Section 16(b) of the 1934 Act; and (d) except as otherwise provided in (a)-(c) above, the terms of this Plan shall apply to such new Award.

     16. SECURITIES LAW MATTERS.

     (a) If the Committee deems necessary to comply with the Securities Act of 1933, the Committee may require a written investment intent representation by the Grantee and may require that a restrictive legend be affixed to certificates for shares of Stock.

     (b) If, based upon the opinion of counsel for the Company, the Committee determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of (i) federal or state securities laws or (ii) the listing requirements of any national securities exchange on which are listed any of the Company's equity securities, then the Committee may postpone any such exercise, nonforfeitability or delivery, as the case may be, but the Company shall use its best efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

     17. FUNDING. Benefits payable under the Plan to any person shall be paid directly by the Company. The Company shall not be required to fund, or otherwise segregate assets to be used for payment of, benefits under the Plan.

     18. NO EMPLOYMENT RIGHTS. Neither the establishment of the Plan, nor the granting of any Award shall be construed to (a) give any Grantee the right to remain employed by the Company or any of its Subsidiaries or to any benefits not specifically provided by the Plan or (b) in any manner modify the right of the Company or any of its Subsidiaries to modify, amend, or terminate any of its employee benefit plans.

     19. RIGHTS AS A STOCKHOLDER. A Grantee shall not, by reason of any Award have any right as a stockholder of the Company with respect to the shares of Stock which may be deliverable upon exercise or payment of such Award until such shares have been delivered to him.

     20. NATURE OF PAYMENTS. Any and all grants, payments of cash, or deliveries of shares of Stock hereunder shall constitute special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for the purposes of determining any pension, retirement, death or other benefits under (a) any pension, retirement, profit-sharing, bonus, life insurance or other employee benefit plan of the Company or any of its Subsidiaries or (b) any agreement between the Company or any Subsidiary, on the one hand, and the Grantee, on the other hand, except as such plan or agreement shall otherwise expressly provide.

     21. NON-UNIFORM DETERMINATIONS. Neither the Committee's nor the Board's determinations under the Plan need be uniform and may be made by the Committee or the Board selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, to enter into non-uniform and selective Award Agreements as to (a) the identity of the Grantees, (b) the terms and provisions of Awards, and (c) the treatment, under
Section 14, of terminations of employment. Notwithstanding the foregoing, the Committee's interpretation of Plan provisions shall be uniform as to similarly situated Grantees.

     22. ADJUSTMENTS. The Committee shall make equitable adjustment of:

     (a) the aggregate numbers of shares of Stock, available under Section 3(a);

     (b) the number of shares of Stock covered by an Award;

     (c) the Option Price; and

     (d) the Fair Market Value of Stock to be used to determine the amount of the benefit payable upon exercise of an Award;

to reflect a stock dividend, stock split, reverse stock split, share combination, recapitalization, merger, consolidation, acquisition of property or shares, separation, asset spin-off, reorganization, stock rights offering, liquidation or similar event, of or by the Company. Notwithstanding the foregoing, upon the approval by the stockholders of the Company of a plan of liquidation for the Company, any unexercised options theretofore granted, shall thereupon become exercisable.

     23. AMENDMENT OF THE PLAN. The Board may from time to time in its discretion amend or modify the Plan without the approval of the stockholders of the Company, except as such stockholder approval may be required (a) to permit the grant of Awards under, and transactions in Stock pursuant to, the Plan to be exempt from liability under Section 16(b) of the 1934 Act or (b) under the listing requirements of any national securities exchange on which are listed any of the Company's equity securities.

     24. TERMINATION OF THE PLAN. The Plan shall terminate on the tenth (10th) anniversary of the Effective Date or at such earlier time as the Board may determine. Any termination, whether in whole or in part, shall not affect any Award then outstanding under the Plan.

     25. NO ILLEGAL TRANSACTIONS. The Plan and all Awards granted pursuant to it are subject to all laws and regulations of any governmental authority which may be applicable thereto; and notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise Awards or receive the benefits thereof and the Company shall not be obligated to deliver any Stock or pay any benefits to a Grantee if such exercise, delivery, receipt or payment of benefits would constitute a violation by the Grantee or the Company of any provision of any such law or regulation.

     26. CONTROLLING LAW. The law of the State of Illinois, except its law with respect to choice of law, shall be controlling in all matters relating to the Plan.

     27. SEVERABILITY. If all or any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of the Plan not declared to be unlawful or invalid. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

                                                                                                                  /X/ Please mark
                                                                                                                      your votes
                                                                                                                        as this
                                ----------------------------
                                           COMMON
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1,2,3,4 AND 5.

Item 1-ELECTION OF DIRECTORS                     FOR    WITHHELD
Alexander C. Anderson, Paul C. Blackman          ALL    FOR ALL
Eduardo Camarena Legaspi, Charles W. Draggs,
III, Jorge Antonio Garcia Garza, Lawrence R.
Holland, Scott H. Lang, Jorge Lankenau Rocha,    /  /       /  /                Item 3-APPROVAL OF 1994 STOCK    /  /   /  /   /  /
Thomas E. Meade, Mauricio Morales Sada,                                                OPTION PLAN
Richard Pigott, David S. Ruder, Peter J. Schid,
Joseph P. Shanahan, Frederick G. Uhlmann.

WITHHELD FOR: (Write that nominee's name in the space provided below).          Item 4-APPROVAL OF CHIEF         /  /   /  /   /  /
                                                                                       EXECUTIVE OFFICER
- - ----------------------------------------------------------------------                 PERFORMANCE GOAL
                                       FOR      AGAINST   ABSTAIN
Item 2-APPROVAL OF NON-                /  /      /  /       /  /                Item 5-RATIFICATION OF AUDITORS  /  /   /  /   /  /
       EMPLOYEE DIRECTOR
       STOCK OPTION PLAN

                                                                                            COMMENTS/ADDRESS CHANGE
                                                                                             Please mark this box if you have
                                                                                            written comments/address change    /  /
                                                                                                on the reverse side.

                                                                                RECEIPT IS HEREBY ACKNOWLEDGED OF THE RODMAN &
                                                                                RENSHAW CAPITAL GROUP, INC. NOTICE OF MEETING AND
                                                                                PROXY STATEMENT.


Signature(s)                                                                    Date
            ----------------------------------------------------------              ------------------------------
Note: Please sign as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                     RODMAN & RENSHAW CAPITAL GROUP, INC.

                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                                 JUNE 1, 1994

P THIS PROXY IS SOLICITED ON BEHALF OF THE RODMAN & RENSHAW CAPITAL GROUP, INC.
  BOARD OF DIRECTORS
R

        The undersigned hereby appoints James D. Van De Graaff and David J.
O Kenneth, and each of them, proxies for the undersigned, with full power of substitution, to vote all shares of Rodman & Renshaw Capital Group, Inc. Common Stock which the undersigned may be entitled to vote at the Annual
X Meeting of Stockholders of Rodman & Renshaw Capital Group, Inc., Chicago Illinois, on Wednesday, June 1, 1994 at 9:00 A.M., or at any adjournment thereof, upon the matters set forth on the reverse side and described in the
Y accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

        PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, PLEASE SIGN THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED.

COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENTS/ADDRESS
                         BOX IN REVERSE SIDE



                                                      (Continued and to be
                                                      signed on the other side)